UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CSG SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

        The annual meeting of stockholders of CSG Systems International, Inc. (the "Company") will be held at the office of CSG Systems, Inc., 2525 North 117th Avenue, Omaha, Nebraska, on Tuesday, May 17, 2011, at 8:00 a.m., for the following purposes:

  1.
  To elect four Class II Directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To hold an advisory vote on the frequency of advisory votes on executive compensation.

  4.
  To approve the performance goals under the Performance Bonus Program.

  5.
  To approve the Amended and Restated 2005 Stock Incentive Plan.

  6.
  To approve the Second Amended and Restated 1996 Employee Stock Purchase Plan.

  7.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2011.

  8.
  To transact such other business as properly may come before the meeting or any adjournments thereof.

        The Board of Directors fixed the close of business on March 24, 2011, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Joseph T. Ruble Secretary

April 8, 2011

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING
TO BE HELD ON MAY 17, 2011

The proxy statement and the Company's Annual Report on Form 10-K are available at
www.edocumentview.com/csgs.

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN "STREET NAME", YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

May 17, 2011

 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2011 ANNUAL MEETING

Q:    Why am I receiving these materials?

A:
The Board of Directors (the "Board") of CSG Systems International, Inc. ("we" or the "Company") has delivered printed proxy materials to you, on or about April 8, 2011, in connection with the solicitation of proxies for use at our 2011 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournments of the Annual Meeting. The Annual Meeting will take place at CSG Systems, Inc., 2525 North 117th Avenue, Omaha, Nebraska, on Tuesday, May 17, 2011, at 8:00 a.m. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:    What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information on our Board, and certain other required information.

Q:    How do I get electronic access to the proxy materials?

A:
You may view our proxy materials at www.edocumentview.com/csgs.

Q:    What items of business will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

•
Proposal 1—The election of four Class II Directors.

•
Proposal 2—An advisory vote on executive compensation.

•
Proposal 3—An advisory vote on the frequency of advisory votes on executive compensation.

•
Proposal 4—Approval of the performance goals under the Performance Bonus Program.

•
Proposal 5—Approval of the Amended and Restated 2005 Stock Incentive Plan.

•
Proposal 6—Approval of the Second Amended and Restated 1996 Employee Stock Purchase Plan.

•
Proposal 7—The ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

        We will also consider any other business that properly comes before the Annual Meeting.

Q:    How does the Board recommend that I vote?

A:
Our Board recommends that you vote your shares:

  Proposal 1—"FOR" each of the nominees to the Board.

  Proposal 2—"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

  Proposal 3—"FOR" the approval, on an advisory basis, of an advisory vote every three years on executive compensation.

  Proposal 4—"FOR" the approval of the performance goals under the Performance Bonus Program.

  Proposal 5—"FOR" the approval of the Amended and Restated 2005 Stock Incentive Plan.

  Proposal 6—"FOR" the approval of the Second Amended and Restated 1996 Employee Stock Purchase Plan.

  Proposal 7—"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2011.

Q:    What shares can I vote?

A:
You can vote all shares that you own or hold a valid proxy for as of the record date. The Board fixed the close of business on March 24, 2011, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were outstanding and entitled to vote at the Annual Meeting 34,592,836 shares of common stock of the Company, par value $.01 per share ("common stock").

Q:    How many votes am I entitled to per share?

A:
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the record date.

Q:    Can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. However, you are not required to attend in order to vote your shares.

Q:    How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. All shareholders can vote by proxy over the Internet by following the instructions provided. You can also vote by mail or telephone pursuant to instructions provided on the proxy card or, if you hold shares beneficially in street name, by instructions provided by your broker, bank, trustee or nominee.

Q:    Can I change my vote?

A:
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) delivering a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above, (2) providing a written notice of revocation to our Secretary, prior to the vote, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that a majority of the issued and outstanding shares of common stock of the Company entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:    What is the voting requirement to approve each of the proposals?

A:
In the election of directors, Proposal 1, the four persons receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected. The affirmative "FOR" vote of a majority of the votes cast on Proposals 2, 4, 5, 6 and 7 is required for approval of each proposal. For Proposal 3, the frequency receiving the highest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders.

  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers will not be permitted to vote without instructions on any Proposals this year except for the ratification of the appointment of KPMG LLP. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter.

Q:    How are votes counted?

A:
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. In the election of directors, you may vote "FOR" all or some of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For Proposal 3, you may vote for a frequency of "ONE YEAR," "TWO YEARS," "THREE YEARS" or "ABSTAIN" on the advisory vote on executive compensation. For all other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

Q:    Is cumulative voting permitted for the election of directors?

A:
No. You may not cumulate your votes for the election of directors.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:
Other than the seven items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Peter E. Kalan and Joseph T. Ruble, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the solicitations by mail, the solicitation of proxies or votes may be made by our directors, officers and regular employees, without additional remuneration, and their appointed agents, in person, by telephone or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse such banks, brokers, and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Q:    Where can I find the voting results of the Annual Meeting?

A:
We intend to announce voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") no later than four business days after the Annual Meeting.

Q:    What is the deadline to propose actions for consideration at next year's Annual Meeting of stockholders or to nominate individuals to serve as directors?

A:
Under our bylaws, a stockholder who wishes to bring any business before the 2012 Annual Meeting of Stockholders of the Company must give advance written notice to us of such business and of any proposal which such stockholder wishes to have included in our proxy statement and on the proxy card for such annual meeting. The notice must be sent to our Secretary at our principal executive office, be received by our Secretary not later than December 9, 2011, and contain certain information required by our bylaws. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in our proxy statement a proposal with respect to a particular matter. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

  Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain advance notice and informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the address set forth on the first page of this proxy statement.

  The bylaw requirements referred to above do not supersede the conditions and requirements established by the SEC for stockholder proposals to be included in our proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
We have adopted a procedure called "householding," which is permitted by the SEC. Under this procedure, we deliver a single copy of the proxy materials and the Form 10-K to stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials and the Form 10-K to any stockholder at a shared address to which we delivered a single copy of any of these documents. To request a separate delivery of such documents now or in the future, a stockholder may submit a written request to our Investor Relations Department at the following address:

CSG Systems International, Inc.
9555 Maroon Circle
Englewood, Colorado 80112
Attn: Investor Relations Department

  You may also submit an oral request to such department at (303) 200-2000. Stockholders sharing an address who currently receive multiple copies of the proxy statements or Forms 10-K and who would rather receive only a single copy of any of such documents may request such delivery change by writing or calling our Investor Relations Department in the manner described above.

* * * * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS

        The Board has determined that Messrs. Cooper, Hughes, Nafus, Reed, Reznicek, Sica, Smith and Unruh and Ms. Obuchowski, who are non-employee directors of the Company, are "independent directors" as defined in the applicable rule of The Nasdaq Stock Market, Inc. ("NASDAQ").

        The Board has established a process for stockholders of the Company to send communications to the Board or to a specified individual member of the Board. Such communications should be in writing and sent to the Board or such individual director in care of the Secretary of the Company at the address shown on the first page of this proxy statement. Depending upon the subject matter of the communication, the Secretary of the Company will (i) forward the communication to all of the members of the Board or to the individual member of the Board to whom the communication is addressed, (ii) forward a communication relating to accounting, internal accounting controls or auditing matters to the chair of the Audit Committee of the Board, (iii) attempt to respond directly to an inquiry or request involving publicly available information about the Company or its stock or (iv) not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. The Secretary of the Company will maintain a log of all communications addressed to the Board or an individual member of the Board which are not forwarded in accordance with this policy; directors of the Company may review such log at any time and request copies of any of such communications.

        Historically, very few stockholders of the Company have attended the Company's annual meetings of stockholders; almost all stockholders who vote do so by proxy. Accordingly, the Company's policy is that employee directors of the Company are expected to attend annual meetings of stockholders of the Company if their schedules permit and that non-employee members of the Board are not expected to attend annual meetings of stockholders but may if they so desire. All nine directors attended the 2010 Annual Meeting of the Company's stockholders. The Board has scheduled the 2011 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all Board members present at such meeting of the Board also can attend the Annual Meeting.

        During 2010, the Board held seven meetings, and all directors of the Company attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served.

Audit Committee

        The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is presently composed of Ms. Obuchowski, Mr. Reed and Mr. Reznicek (Chair). The Audit Committee's primary purposes, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and provide oversight of our risk and compliance management programs. The Audit Committee Charter is available on the Company's web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company's web site is not incorporated by reference in this proxy statement. As required by the Audit Committee Charter, all of the members of the Audit Committee are "independent directors" as defined in the applicable NASDAQ marketplace rule and also satisfy the other requirements of the NASDAQ marketplace rules applicable to audit committee members. The Board has determined that Messrs. Reed and Reznicek are "audit committee financial experts" as defined by the SEC. The Audit Committee held four meetings during 2010.

        Moreover, the Audit Committee maintains oversight of the Company's risk management program as determined by the Board. To manage the Company's risk management program, the Company established a Business Risk Committee comprised of the Company's named executive officers (see Compensation Discussion and Analysis beginning on page 21) chaired by the Chief Financial Officer and coordinated by the Company's Internal Audit department. The Company's Internal Audit department has direct reporting responsibility to the Audit Committee. A quarterly report is presented to the Audit Committee by the Internal Audit department summarizing the material existing and emerging business risks for the Audit Committee's oversight. We also maintain a formal risk identification and risk mitigation program that is administered by our Chief Financial Officer. This program is reviewed periodically throughout the year by the executive officers of the Company, in conjunction with members of the internal audit function. This process is intended to: (i) identify those risks within the Company that are most likely to affect its operations, (ii) assign an executive responsible for monitoring and mitigating those risks, and (iii) provide a formal mechanism for the assigned responsible executive officer to report back periodically on the effect of mitigation efforts. We present the results of this process to the Audit Committee at each regularly scheduled meeting. In addition, beginning in 2011, the Company's Chief Compliance Officer reports to the Audit Committee on an annual basis and is authorized to personally communicate with the Audit Committee on all matters relating to the Company's compliance program.

Compensation Committee

        The Board has a standing Compensation Committee, presently composed of Messrs. Cooper, Hughes, Sica (Chair), Smith and Unruh. The Compensation Committee Charter provides, among other things, that the Committee is to review and recommend to the Board the Company's senior management compensation and benefits policies generally, evaluate the performance of the Company's executive officers and review and recommend to the Board or, when applicable, take independent actions with respect to the compensation of the Company's executive officers. The Compensation Committee also is responsible for the administration of and the granting of equity awards under the Company's 2001 Stock Incentive Plan, (no further awards may be granted under this Plan) and 2005 Stock Incentive Plan and for the administration of the Company's Performance Bonus Program for the Company's executive officers. The Compensation Committee Charter is available on the Company's web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Information on the Company's web site is not incorporated by reference in this proxy statement. As required by the Compensation Committee Charter, all of the members of the Committee are

"independent directors" as defined in the applicable NASDAQ rule and also are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held four meetings during 2010.

        The Compensation Committee meets at least quarterly. To fulfill its responsibilities of reviewing and establishing or recommending to the Board the compensation of the Company's executive officers, the Compensation Committee uses the services of an independent compensation consulting firm selected by the Committee, consults with the Company's Chief Executive Officer and Senior Vice President of Human Resources and draws upon the extensive business experience of the Committee's members. The Compensation Committee directs the independent compensation consulting firm to provide to the Committee a comprehensive formal assessment of the competitiveness of the Company's executive officer compensation program, including a comparison of the principal components of the Company's executive officer compensation programs (base salaries, performance bonuses and equity awards) with those of a peer group of other publicly owned companies; and the Compensation Committee considers such assessment and other data provided by the consultant in arriving at the Committee's decisions or recommendations to the Board with respect to base salaries and performance bonuses for the Company's executive officers. The Compensation Committee also considers the information provided by the Committee's independent compensation consultant in determining equity awards to be made by the Committee to the executive officers of the Company and the terms of such awards. Additional information with respect to the matters discussed in this paragraph appears in the Compensation Discussion and Analysis later in this proxy statement.

        In making equity awards to non-employee directors of the Company, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of the Nominating and Corporate Governance Committee and the Board with respect to such awards.

        While the Board makes the final decisions with respect to the base salaries of the executive officers of the Company, the Compensation Committee makes specific recommendations to the Board with respect to such salaries and, in arriving at those recommendations, also considers the recommendations of the Company's Chief Executive Officer as to the base salaries of executive officers other than himself.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company at any time during 2010 or on the date of this proxy statement. During 2010, the Compensation Committee was comprised of Messrs. Cooper, Sica, Smith, and Unruh. In 2010, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K. During 2010, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Board has a standing Nominating and Corporate Governance Committee, presently composed of Mr. Cooper (Chair), Mr. Hughes, Ms. Obuchowski, and Mr. Smith. The Nominating and Corporate Governance Committee Charter provides, among other things, that the Committee is to identify individuals qualified to become Board members, recommend to the Board nominees for election as directors, recommend directors for appointment to Board committees, evaluate the Board's performance, review and recommend to the Board the compensation of the Company's directors and develop and recommend to the Board the Company's Corporate Governance Guidelines and Code of Conduct. The Nominating and Corporate Governance Committee Charter is available on the Company's web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com.

Information on the Company's web site is not incorporated by reference in this proxy statement. As required by the Nominating and Corporate Governance Committee Charter, a majority of the members of the Committee are "independent directors" as defined in the applicable NASDAQ rule. All Committee members are independent. The Nominating and Corporate Governance Committee held four meetings during 2010.

        In recommending to the Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills and areas of expertise (including but not limited to financial and accounting expertise) needed to enable the Board and its committees to properly discharge their responsibilities. The Nominating and Corporate Governance Committee historically has relied upon recommendations from its members and other members of the Board and from the Company's Chief Executive Officer with respect to potential candidates for service on the Board. The Nominating and Corporate Governance Committee considers it necessary for the Board to have at least one of its independent members qualify as an "audit committee financial expert" and takes that requirement into account in making its recommendations to the Board. While the Nominating and Corporate Governance Committee has not established other specific minimum requirements for service on the Board, when assessing and determining a candidate's qualifications, the Committee considers among other things the number and type of other boards on which the candidate serves; other business and professional commitments of the candidate and potential conflicts of interest; the ability and willingness of a candidate to devote the required amount of time to the candidate's responsibilities as a Board member and as a member of one or more committees of the Board; the age, background, reputation, independence, experience, skills and judgment of the candidate; and the diversity of the Board's membership. Directors, while relying on the honesty and integrity of the Company's senior management and its outside advisors and auditors, are expected to exercise their best business judgment when acting on behalf of the Company and its stockholders and to adhere to the applicable provisions of the Company's Code of Conduct.

        The Nominating and Corporate Governance Committee Charter expressly includes diversity as a consideration, and as mentioned above, our Nominating and Corporate Governance Committee considers diversity when nominating Board members. We interpret the term "diversity" in its broadest sense and believe that it encompasses many attributes, including age, background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in maintaining a collective group of individuals with experience in the following areas:

  •
  Active or retired executive officers of public and private companies;

  •
  Operations, finance, accounting, marketing, human resources, and sales;

  •
  International business;

  •
  Membership on boards of directors of publicly traded companies;

  •
  Communication service provider and related industries; and

  •
  Technology industry.

Our Board members also should display the personal attributes necessary to be an effective director: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and they all share the personal attributes described above. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials in the context of these standards. The Nominating and Corporate Governance Committee will consider qualified nominees for election as directors recommended by the Company's stockholders. A stockholder who wishes to recommend a nominee for consideration by the Nominating and Corporate Governance Committee should submit the recommendation in writing to the Secretary of the Company at the address shown on the first page of this proxy statement, indicating the proposed nominee's qualifications and other relevant biographical information and providing written confirmation of the proposed nominee's consent to serve as a director if nominated and elected. The Secretary of the Company will forward legitimate recommendations from stockholders to the chair of the Nominating and Corporate Governance Committee for further review and consideration. The bylaws of the Company provide that stockholder nominations of persons for election to the Board (as distinguished from recommendations to the Nominating and Corporate Governance Committee) are subject to certain advance notice and informational requirements; stockholders may obtain a copy of the relevant bylaw provisions from the Secretary of the Company at the address shown on the first page of this proxy statement.

Other Committees

        During 2010, the Board formed two special committees: the Hiring Committee and the Pricing Committee. The Hiring Committee was established for the purpose of approving the compensation program for our new Executive Vice President, Sales and Marketing. The Board established the Pricing Committee for the purpose of determining the terms and conditions, including price, associated with the issuance of the Company's convertible debt securities in the first quarter of 2010. The Hiring Committee and Pricing Committee each held one meeting in 2010.

Board Leadership Structure

        We believe that no one structure is suitable for all companies and recognize that different board leadership structures may be appropriate for companies in different situations and may change from time-to-time. From inception until June 2005, our Board operated with our Chief Executive Officer and co-founder serving as our Chairman of the Board. In 2005, the Board reevaluated its leadership structure and determined that it would be preferable for one of the independent directors to serve as Chairman of the Board, and Mr. Reznicek was elected as the non-executive Chairman. In 2010, Mr. Reed was elected as non-executive Chairman of the Board as the successor to Mr. Reznicek. The election of Mr. Reed as non-executive Chairman was made in conjunction with the Board's governance practices to rotate key board positions periodically.

        Under our Corporate Governance Guidelines (the "Guidelines"), our Board has the flexibility to modify or continue our leadership structure in the future, as it deems appropriate, and our Chairman and Chief Executive Officer may be one person if the Board believes that allocation of responsibilities in this way would be in the best interest of the Company and its stockholders. In connection with recruitment and succession, the Board determines the appropriateness of its policies. In March 2011, the Board appointed John L. M. Hughes to serve on the Board. For more information regarding Mr. Hughes' biographical information, see Nominees for Election as Class II Directors With Terms Expiring in 2011 below.

        At this time, we believe our current Board leadership structure is beneficial for us because of the additional oversight responsibilities required of directors, and it permits the Chief Executive Officer to devote more time to that position. By separating the role of the Chairman position, we reduce duplication of efforts by the Chief Executive Officer and the Chairman. In addition, the Chairman of the Board and the Chief Executive Officer (if the Chief Executive Officer is not the Chairman of the Board) are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise. Our Guidelines provide additional flexibility and the ability to select an appropriate leadership structure based on the then current needs of the Company.

        As previously mentioned, our Board has nine independent members and one employee director (our President and Chief Executive Officer). We believe that the number of independent, experienced directors that make up our board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our stockholders.

Code of Conduct

        Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a Code of Conduct applicable to all of the directors, officers and employees of the Company and its subsidiaries. The Company's Code of Conduct and the Company's Corporate Governance Guidelines are available on the Company's web site under Investor Relations, Corporate Governance, at http://www.csgsystems.com. Any future amendments to the Code of Conduct, or any future waiver of a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to an element of the code of ethics definition enumerated in Item 406 of Regulation S-K, will be timely posted to our website upon their occurrence. Historically, we have had minimal changes to our Code of Conduct, and have had no waivers of a provision of our Code of Conduct for any of the aforementioned individuals within the applicable definition of code of ethics. Information on the Company's web site is not incorporated by reference in this proxy statement.

COMPENSATION OF DIRECTORS

        During 2010, each non-employee director of the Company was entitled to receive from the Company an annual retainer fee of $75,000 payable in quarterly installments.

        As of December 31, 2010, the annual Chairperson retainers were as follows: Chair of the Board $50,000, Chair of the Audit Committee $16,000, Chair of the Nominating and Corporate Governance Committee $10,000 and Chair of the Compensation Committee $16,000, all payable in quarterly installments. During 2010, Mr. Cooper and Ms. Obuchowski each served as Chair of the Nominating and Corporate Governance Committee for a portion of the year.

        A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Kalan, President and Chief Executive Officer of the Company, is the only current officer or employee of the Company who serves as a director of the Company. No officers or employees of the Company currently serve on any committee of the Board.

2010 Director Compensation

        The following table contains information concerning the compensation of the Company's non-employee directors for 2010. All amounts have been rounded to the nearest dollar.

Name(2)	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Ronald H. Cooper	$ 82,500	$ 71,261	$ 153,761
Janice I. Obuchowski	$ 77,500	$ 71,261	$ 148,761
Edward C. Nafus	$ 75,000	$ 71,261	$ 146,261
Donald B. Reed	$125,000	$ 71,261	$ 196,261
Bernard W. Reznicek	$ 91,000	$ 71,261	$ 162,261
Frank V. Sica	$ 91,000	$ 71,261	$ 162,261
Donald V. Smith	$ 75,000	$ 71,261	$ 146,261
James A. Unruh	$ 75,000	$ 71,261	$ 146,261

Totals	$692,000	$570,088	$1,262,088

(1)
This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the accounting rules, FASB ASC Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant, August 16, 2010. Each Board member was granted 3,990 shares of restricted stock in 2010, which will vest one year from the date of grant.

(2)
Mr. Hughes was appointed to the Board in March 2011 and, therefore, is not reflected in the table above.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is divided into three classes presently consisting of three Class I Directors, four Class II Directors and three Class III Directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2013, 2011 and 2012, respectively, and until their respective successors are elected and qualified.

        Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Messrs. Cooper, Hughes, Reznicek and Smith as the Class II Directors to serve until 2014. The proxy may not be voted for more than four directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company does not presently contemplate that any of the four nominees will be unable to serve.

The Board recommends that stockholders vote FOR the election of
Messrs. Cooper, Hughes, Reznicek and Smith as Class II Directors.

        The following information relates to the Board's nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class II Directors With Terms Expiring in 2011:

Ronald H. Cooper
President and Chief Executive Officer
Clear Channel Outdoor Americas, Inc.

        Mr. Cooper, 54, was elected to the Board in November 2006. Mr. Cooper is currently the President and Chief Executive Officer of Clear Channel Outdoor Americas, Inc. He previously spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and Chief Operating Officer from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA Data Centers & Solutions, and MediaOne and its predecessor Continental Cablevision, Inc. He has held various board and committee seats with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing and the New England Cable Television Association. In addition, Mr. Cooper is a director of the Outdoor Advertising Association of America, a trustee at the Denver Art Museum and a director for Colorado Public Radio.

        Mr. Cooper has over 30 years of corporate business experience including 23 years at the executive level. Mr. Cooper has significant experience in the cable and telecommunications industry and is able to provide the Company with strategic insight into its largest market. His current and previous experience as an executive level manager with a number of large corporations provides him with extensive skills in operational performance, financial management, risk assessment, leadership, investment knowledge and strategic business development. Mr. Cooper has considerable board experience from his current and previous director positions on numerous industry association and non-profit boards.

John L. M. Hughes
Chairman of the Boards for
Spectris plc, Telecity Group plc, and Sepura plc

        Mr. Hughes, 59, was appointed to the Board in March 2011. Mr. Hughes previously served as Chairman of the Board for Intec Telecom Systems plc for nearly six years until the company was acquired by CSG Systems International, Inc. in 2010. Mr. Hughes currently serves as Chairman of the Board for several corporations, including Spectris plc, Telecity Group plc and Sepura plc. Spectris plc is a U.K.-headquartered multinational leading supplier of precision productiviy-enhancing instrumentation and control systems and equipment, and Mr. Hughes has been Spectris's Non-Executive Director since 2008. Telecity Group plc is a FTSE-250 listed leading provider of premium network independent data centres with 24 locations in eight major European cities, providing co-location and managed services and he has served as Chairman since 2007. Sepura plc is a world-leading and LSE-listed supplier of Tetra terminals for mission-critical applications and he has served as Chairman since 2010. From 2009-2010, Mr. Hughes served as Chairman of the Board of AIRCOM International Limited, an independent global provider of network management tools and services specializing in the development and delivery of end-to-end planning and optimization tools for IP and cellular networks. From 2005 to 2007, Mr. Hughes also served as Chairman of the Board and then transitioned to Deputy Chairman until 2010 for Parity Group plc. Prior to his multiple board positions, Mr. Hughes served as Executive Vice President and Chief Operating Officer from 2000 to 2004 for Thales Group, the leading European provider of complex systems for the defence, aerospace and commercial markets. Prior to 2000, he served as President of GSM/UMTS Wireless Networks of Lucent Technologies, and as Director, Convex Global Field Operations and Vice President and Managing Director of Convex Europe, a division of Hewlett-Packard Company. Mr. Hughes holds a B.S. degree in Electrical and Electronic Engineering from the University of Hertfordshire.

        Through his role as chairman for several companies, Mr. Hughes has extensive knowledge of the governance function of the board in monitoring the performance of the CEO, approving annual budgets and compensation, and in being accountable to the stakeholders for the organization's performance. He also has experience in working providers of technology solutions in industries similar to the Company's, including customer care and billing, network management, IP and cellular networks, and data centers. Mr. Hughes also has an acute understanding of the primary industries that we serve, including cable, telecommunications and wireless. Through his board and executive management roles at various companies, Mr. Hughes has had a leadership role in making and integrating acquisitions, implementing restructuring programs, and enhancing shareholder value through effective sales growth strategies and operational excellence.

Bernard W. Reznicek
Consultant
The Premier Group

        Mr. Reznicek, 74, was elected to the Board in January 1997 and served as the Company's non-executive Chairman of the Board from 2005 until 2009. He currently provides consulting services as President of Premier Enterprises, and is Chairman of Erra, Inc., a startup clean technology company. Mr. Reznicek previously was an Executive with Central States Indemnity Company of Omaha, a Berkshire Hathaway company, from 1997 to 2003. He has 40 years of experience in the electric utility industry, having served as Chairman, President and Chief Executive Officer of Boston Edison Company, and President and Chief Executive Officer of Omaha Public Power District. Mr. Reznicek currently is a director of Pulte Homes, Inc. (NYSE). Mr. Reznicek has previously been a director of State Street Corporation, Stone and Webster, Guarantee Life, infoGROUP Inc. and Central States Indemnity.

        Mr. Reznicek has over 45 years of business experience, including 23 years at the executive management level. Mr. Reznicek has held senior executive positions in the electric utility industry, providing an acute understanding of business practices and special industry concerns in this emerging market for the Company. He has developed extensive compliance, risk assessment and financial analysis aptitude through his executive positions with Boston Edison, Omaha Public Power and Central States Indemnity Company of Omaha. He has held numerous executive management positions with a variety of organizations where he has developed extensive financial management, risk assessment, leadership, investment knowledge and strategic business development skills. Mr. Reznicek has significant corporate governance experience from his current and previous positions on numerous public company boards.

Donald V. Smith
Former Senior Managing Director
Houlihan Lokey Howard & Zukin, Inc.

        Mr. Smith, 68, was elected to the Board in January 2002. He is presently retired and providing financial consulting services through Donald V. Smith LLC. Previously he served as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he has been associated from 1988 through 2009, and where he served on the board of directors of the firm. From 1978 to 1988, he served as Principal with Morgan Stanley & Co. Inc., where he headed their valuation and reorganization services. Mr. Smith is director of the Princeton (NJ) Health Care System Foundation and on the board of directors and executive committee of Business Executives for National Security. Mr. Smith holds a B.S. degree from the United States Naval Academy and a M.B.A. degree from the Wharton Graduate School of the University of Pennsylvania.

        Mr. Smith has over 39 years of expertise in financial, investment and valuation analysis as an executive professional dealing with corporate finance, mergers, acquisitions, financial restructurings and other financial activities such as public and private financings, repurchasing public stock and joint ventures. He has significant industry-specific advisory experience in markets directly related to the Company's core competency, namely business services, data processing, software and information technology. Mr. Smith's current and former director positions at other public and charitable entities provides him with a comprehensive understanding of corporate governance and business strategy.

Class III Directors With Terms Expiring in 2012:

Peter E. Kalan
Chief Executive Officer and President
CSG Systems International, Inc.

        Mr. Kalan, 51, joined the Company in January 1997, was appointed as Chief Financial Officer in October 2000, and named an Executive Vice President in 2004. In April 2006, he became Executive Vice President of Business and Corporate Development. In December 2007, Mr. Kalan was appointed Chief Executive Officer and President, and elected to the Board. Prior to joining the Company, he was Chief Financial Officer at Bank One, Chicago, and he also held various other financial management positions with Bank One in Texas and Illinois from 1985 through 1996. Mr. Kalan holds a B.A. degree in Business Administration from the University of Texas at Arlington. Mr. Kalan is a member of The Cable Center board of directors and is also a member of the Board of Pensions of the Presbyterian Church USA.

        Mr. Kalan is a skilled business executive with over 28 years of experience. He has been at the Company for over 14 years and has over eleven years of executive management experience. In his current responsibilities as Chief Executive Officer and President, Mr. Kalan brings executive level leadership, strategic thinking, business development and strong financial oversight skills to his position on the Board. In his previous position as Executive Vice President of Business and Corporate Development, Mr. Kalan developed expertise in corporate strategy, mergers and acquisitions, business valuation and capital markets. His experience as Chief Financial Officer provided experience in financial planning, corporate accounting, tax, budgeting, financial reporting, ethics, compliance and risk management. Mr. Kalan has extensive knowledge of the businesses and markets the Company serves, providing the Board with an acute understanding of business practices and special industry concerns.

Frank V. Sica
Managing Partner
Tailwind Capital

        Mr. Sica, 60, has served as a director of the Company since its formation in 1994. He is currently a Managing Partner of Tailwind Capital. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. From 2000 until 2003, he was President of Soros Private Funds Management which oversaw the direct real estate and private equity investment activities of Soros. In 1998, he joined Soros Fund Management where he was a Managing Director responsible for Soros' private equity investments. Mr. Sica was previously Managing Director for Morgan Stanley Merchant Banking Division. Mr. Sica currently is a director of JetBlue Airways, Kohl's Corporation, Oceus Networks, and Safe Bulkers, Inc. Mr. Sica has previously been a director for NorthStar Realty Finance Corporation and Emmis Communications.

        Mr. Sica brings wide-ranging experience in venture capital, private equity, mergers and acquisitions, capital markets, management recruitment, executive compensation and strategic planning across a broad range of commercial industries from his work at Morgan Stanley, Soros and now at Tailwind Capital. He has been a director of the Company for over 16 years and has a comprehensive understanding of the Company's business and markets. Mr. Sica has significant skills in strategic planning, financial analysis, risk assessment and corporate governance acquired from his current and previous experience on other large public company boards.

James A. Unruh
Managing Principal
Alerion Capital Group, LLC

        Mr. Unruh, 70, was elected to the Board in June 2005. He became a founding principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation from 1987 to 1997 and served as its Chairman and Chief Executive Officer from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President—Finance and Chief Financial Officer, with Burroughs Corporation, a predecessor of Unisys Corporation. Mr. Unruh currently is a director of Prudential Financial, Inc., Tenet Healthcare Corporation and Qwest Communications International Inc. Mr. Unruh has also previously served as a director of LumenIQ, as well as non-executive Chairman of Apex Microtechnology and Tiros Corporation.

        Mr. Unruh has over 34 years of corporate business experience including 20 years at the executive management level. From his current position as a principal of Alerion Capital Group, he brings a broad-based understanding of investments and corporate development in pursing long term strategic business objectives. Mr. Unruh provides the Company with a unique combination of an in-depth competency of information technology with business and financial management experience through critical executive positions at leading multi-national technology firms. From his previous executive level management positions, Mr. Unruh brings extensive skills in strategic planning, operational performance, financial management, risk assessment, leadership and business development. Mr. Unruh, additionally, has considerable experience as a public company director with a solid understanding of corporate governance.

Class I Directors With Terms Expiring in 2013:

Edward C. Nafus
Former Chief Executive Officer and President
CSG Systems International, Inc.

        Mr. Nafus, 70, was elected to the Board in March 2005. Mr. Nafus joined the Company in August 1998 as Executive Vice President and became the President of our Convergent Services and Solutions Division in January 2002. In April 2005, Mr. Nafus assumed the position of Chief Executive Officer and President of the Company and held that position until his retirement in December 2007. Prior to joining the Company, Mr. Nafus held numerous management positions within First Data Corporation from 1978 to 1998. From 1992 to 1998, he served as Executive Vice President of First Data Corporation; from 1989 to 1992, he served as President of First Data International; and Executive Vice President of First Data Resources from 1984 to 1989. From 1971 to 1978, Mr. Nafus worked in sales management, training and sales for Xerox Corporation. From 1966 to 1971, Mr. Nafus was a pilot and division officer in the United States Navy. Mr. Nafus holds a BS degree from Jamestown College. Mr. Nafus currently is a director of a privately held company, WageWorks, Inc.

        Mr. Nafus provides broad-based business experience, over 38 years, from his work at the Company and other large public companies. In his previous position as the Company's Chief Executive Officer and President, Mr. Nafus developed considerable skills in executive level leadership, strategic planning, business development, corporate governance and corporate financial management. Mr. Nafus also brings an extensive understanding of the corporation, its customers and business operations. He has significant global business skills acquired through his leadership in directing the domestic and international expansion of First Data Corporation's credit card processing division in Europe, Asia, Australia and Mexico. He also has experience in merger and acquisitions, financial management and sales training/consultancy.

Janice I. Obuchowski
President
Freedom Technologies, Inc.

        Ms. Obuchowski, 59, was elected to the Board in November 1997. She is the founder and has been President of Freedom Technologies, Inc., a business that provides public policy and strategic advice to a wide range of companies in the communications sector, to the United States Department of Defense, and to the international agencies of government, since 1992. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radio Communication Conference. She has served as Assistant Secretary for Communications and Information at the Department of Commerce and as Administrator for the National Telecommunications and Information Administration. Ms. Obuchowski currently is a director of Orbital Sciences Corporation and Inmarsat. Ms. Obuchowski was also a director of Stratos Global Corporation and Qualcomm. Ms. Obuchowski also serves on several non-profit boards, including as trustee of the Federal Communications Bar Association.

        Ms. Obuchowski has held a number of high-level positions in the public and private sectors which provides her with broad leadership, organizational and executive level management skills. From her positions and appointments in the public sector, she has developed an extensive understanding of public policy and government regulations directly related to the communications sector, the Company's largest market. From her work in the private sector, she has developed skills in strategic planning, business development, corporate governance and financial management. Ms. Obuchowski's experience on other public company boards also provides her with a solid understanding of corporate governance and business strategy.

Donald B. Reed
Former Chief Executive Officer
Cable & Wireless Global

        Mr. Reed, 66, was elected to the Board in May 2005 and presently serves as the Company's non-executive Chairman of the Board. He currently is retired, having served as Chief Executive Officer of Cable & Wireless Global from May 2000 to January 2003. Cable & Wireless Global, Cable & Wireless plc's wholly owned operations in the United States, United Kingdom, Europe and Japan, is a provider of internet protocol (IP) and data services to business customers. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed's career includes 30 years at NYNEX Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company's regional, national and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed currently is a director of Oceus Networks. Mr. Reed has also previously served as a director of Intervoice, Inc., Idearc Media (formerly Verizon Yellow Pages), Bell Atlantic, St. Lawrence Cement and Aggregate Industries in London, England.

        Mr. Reed has over 37 years of corporate business experience with approximately 20 years of executive level management experience. Mr. Reed brings more than 30 years experience in the telecommunications industry, including his most recent assignment as Chief Executive Officer for Cable & Wireless Global, and provides the Company with a comprehensive understanding of business practices and special industry concerns of its largest target market. Mr. Reed also has extensive experience and skills in government affairs, public policy and regulation from his executive-level positions at NYNEX. He has broad international experience in global business operations, government and legal requirements, strategic planning and business development. He has held executive management positions at several multi-billion dollar corporations where he developed expertise in financial management, risk assessment, leadership, investment knowledge and strategic business development. Mr. Reed brings considerable experience as a public company director providing the basis for a sound and broad-based understanding of corporate governance and business strategy.

Other Board Information

        There are no family relationships between any of the directors or executive officers of the Company. There are no arrangements between any director, nominee or executive officer of the Company and any other person pursuant to which such director, nominee or executive officer was selected for such position.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The table below sets forth each stockholder known by the Company to own beneficially more than 5% of the outstanding common stock as of February 28, 2011.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc.	2,827,887	(1)	8.32%
40 East 52nd Street New York, New York 10022
LSV Asset Management	1,765,630	(2)	5.20%
155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606
Renaissance Technologies LLC	1,956,422	(3)	5.76%
James H. Simons 800 Third Avenue New York, New York 10022
The Vanguard Group, Inc.	2,774,259	(4)	8.17%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)
On February 3, 2011, BlackRock, Inc. filed an amendment to Schedule 13G with the SEC, stating that BlackRock has sole voting power and sole dispositive power over all of the shares.

(2)
On February 9, 2011, LSV Asset Management filed Schedule 13G with the SEC, stating that LSV has sole voting power and sole dispositive power over all of the shares.

(3)
On February 11, 2011, Renaissance Technologies LLC, Dr. James H. Simons and Renaissance Technologies Holdings Corporation filed a joint amendment to Schedule 13G with the SEC, stating that Renaissance and Renaissance Holdings, because of its majority ownership of Renaissance, have sole voting power over 1,729,392 of these shares and sole dispositive power over 1,765,349 shares, and shared dispositive power over 191,073 shares. Dr. Simons is no longer deemed to be a control person of Renaissance.

(4)
On February 10, 2011, the Vanguard Group, Inc. filed an amendment to Schedule 13G with the SEC, stating that Vanguard has sole voting power over 51,341 of these shares, sole dispositive power over 2,722,918 shares, and shared dispositive power over 51,341 shares.

Directors and Executive Officers

        The table below sets forth to the Company's knowledge the beneficial ownership of common stock by each director and each executive officer of the Company named in the 2010 Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group as of February 28, 2011.

Name of Beneficial Owner	Total Shares of Common Stock Beneficially Owned(1)(2)(3)	Percentage of Common Stock Outstanding
Ronald H. Cooper	17,990	*
Bret C. Griess	76,473	*
Michael J. Henderson	35,000	*
Peter E. Kalan	303,388	*
Edward C. Nafus	61,990	*
Janice I. Obuchowski	56,408	*
Donald B. Reed	23,990	*
Bernard W. Reznicek	43,617	*
Joseph T. Ruble	83,392	*
Robert M. Scott	—	*
Frank V. Sica	32,172	*
Donald V. Smith	47,990	*
James A. Unruh	20,990	*
Randy R. Wiese	94,780	*

All directors and executive officers as a group (14 persons)	898,180	2.61%

*
Less than 1% of the outstanding common stock.

(1)
Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)
Includes 31,500, 15,533, 1,500 and 24,000 for a total of 72,533 shares subject to stock options that currently are exercisable or will become exercisable within 60 days which are held by Ms. Obuchowski, Mr. Reznicek, Mr. Sica and Mr. Smith and by all directors and executive officers as a group, respectively.

(3)
Includes restricted shares of common stock awarded under the 2005 Stock Incentive Plan of the Company, which have not vested. Each holder of restricted shares may vote such shares but may not sell, transfer or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. The persons named in this table held the numbers of unvested restricted shares shown opposite their respective names as of February 28, 2011:

Name	Number of Unvested Restricted Shares
Ronald H. Cooper	3,990
Bret C. Griess	56,041
Michael J. Henderson	35,000
Peter E. Kalan	158,125
Edward C. Nafus	3,990
Janice I. Obuchowski	3,990
Donald B. Reed	3,990
Bernard W. Reznicek	3,990
Joseph T. Ruble	60,000
Robert M. Scott	—
Frank V. Sica	3,990
Donald V. Smith	3,990
James A. Unruh	3,990
Randy R. Wiese	68,000

Total	409,086

        In 2007, the Board established stock ownership guidelines for the Company's directors and executive officers. Such guidelines provide that (i) each director of the Company should own at least 9,000 shares of common stock, (ii) the Chief Executive Officer of the Company should own at least that number of shares of common stock which is equal in value to three times his base salary and (iii) each other executive officer of the Company should own at least that number of shares of common stock which is equal in value to one time his base salary. The directors and executive officers of the Company have four years from the adoption of such guidelines to reach the applicable guideline level of common stock ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company's equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

        Based solely on its review of the copies of such forms submitted to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2010, except that Mr. Kalan did not timely file a Form 4 for a transaction occurring on May 26, 2010; however, such transaction was subsequently reported on a Form 5 on February 1, 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This section explains our executive compensation program as it relates to the following named executive officers, or NEOs, whose compensation information is presented in the tables following this discussion:

Peter E. Kalan	Chief Executive Officer and President
Randy R. Wiese	Executive Vice President and Chief Financial Officer
Joseph T. Ruble	Executive Vice President, General Counsel, Corporate Secretary and Chief Administrative Officer
Bret C. Griess	Executive Vice President and Chief Operating Officer
Michael J. Henderson	Executive Vice President, Sales and Marketing
Robert M. Scott	Former Executive Vice President

Executive Summary

        We are a leading provider of business support systems to the global communications industry. Historically, we have serviced primarily the North American cable and satellite markets through a fully-integrated suite of customer care and billing solutions on an outsourced basis. On November 30, 2010, we acquired Intec Telecom Systems plc, or Intec, a U.K. based leader in providing wholesale billing, retail billing and mediation solutions in the communications industry through software delivery and managed services models.

Our Business Strategy

        Our business strategy is to grow our revenues and profitability, by focusing on the following:

  •
  Growing our core business within the communications industry;

  •
  Growing our relationships with providers in new vertical markets; and

  •
  Increasing our scale and efficiency to improve our profitability.

Our Compensation Principles

        Our executive compensation program is intended to create a strong link between pay and the Company's performance by focusing on three primary principles:

  •
  Aligning executive pay with stockholder return over the short and long term;

  •
  Recognizing and rewarding individual performance and contributions; and

  •
  Attracting and retaining qualified executives.

Each component of our executive compensation program is intended to be consistent with these principles.

        Both Company and individual executive performance are evaluated annually and are closely tied to the achievement of financial and personal performance objectives discussed below.

Our Overall 2010 Performance

        The Company achieved strong financial and operational performance for 2010 and we believe that our executive officers were instrumental in helping us achieve these results. Our acquisition of Intec was completed on November 30, 2010, and therefore, our 2010 performance results include one month of operating results from Intec. Key highlights of our 2010 performance include the following:

  •
  We grew our 2010 revenues by 10% over the previous year, with approximately six (6) percentage points of the growth attributed to organic growth, and approximately four (4) percentage points related to the one month of Intec's revenues

  •
  We expanded our earnings over the previous year as a result of our strong revenue performance and operational execution

  •
  We continued to generate strong cash flows from our operating activities, ending the year with over $215 million of cash, cash equivalents and short term investments, and with an overall strong balance sheet

  •
  With our acquisition of Intec: (i) we expanded our portfolio of products and services to include the addition of the leading wholesale billing and mediation platforms in the world; (ii) we expanded the markets and clients we serve, thereby reducing risk associated with geographic, market and customer concentration; and (iii) added over 400 new clients, and approximately 1,500 employees, providing us greater scale to grow our business and achieve economic benefits from operating a larger, more globally diverse business

Share Ownership Guidelines

        In order to more closely align the financial interests of our executive management and our Board with the interests of our stockholders, our Board has established share ownership guidelines. The guidelines were established in May 2007 and our executives and Board members have until May 2011, or four years from his or her date of appointment (or, in the case of Mr. Kalan, promotion to CEO) to achieve compliance. Below is a summary of the minimum share ownership levels:

Minimum Share Ownership Level
Chief Executive Officer	3 times annual base salary
Other executive officers	1 time annual base salary
Board members	9,000 shares

Many of our Board members and executive officers maintain share ownership levels that exceed the minimums. Qualifying shares consist of common stock owned by the individual.

2010 Performance-Based Compensation

        Program Structure and Measures.    Our executive compensation programs are intended to create a strong link between pay and the Company's performance. For 2010, our executive compensation reflects the results of our strong financial and operational performance. Performance-based pay for our executives consists of an annual performance bonus opportunity tied to the achievement of individual performance objectives and the revenue and adjusted operating income targets for the year, and restricted stock awards that vest upon achievement of either an adjusted earnings per share ("EPS") target or a stock price target, each measured annually over a three-year period. The percentage of total compensation for our NEOs that was performance-based for 2010 ranged from 73% to 82%.

        The results of the relevant measures for our 2010 annual performance bonus and performance-based vesting restricted stock awards, compared to the same measure for 2009, are as follows:

	Fiscal 2010	Fiscal 2009	Change (%)
Revenue	$549.4 million	$500.7 million	10%
Adjusted Operating Income(1)	$107.1 million	$ 90.2 million	19%
Adjusted EPS(2)	$ 3.02	$ 2.57	18%
Stock Price Measure(3)	$ 19.78	$ 20.14	(2)%

(1)
Adjusted operating income ("Adjusted Operating Income") is calculated by excluding one or more unusual operating items that are not considered reflective of our recurring core business operating results, which may or may not exist in any given year, from our operating income prepared in accordance with generally accepted accounting principles (GAAP). For 2010 and 2009, the following items were excluded from our operating income prepared in accordance with GAAP in determining our Adjusted Operating Income:

•
data center transition expenses in both 2010 and 2009; and

•
Intec acquisition-related charges in 2010.

  The Adjusted Operating Income used for our annual performance bonus is consistent with our non-GAAP operating income amounts disclosed in our February 8, 2011 press release announcing our financial results for the fourth quarters of 2010 and 2009, and full year results for 2010 and 2009.

(2)
Adjusted earnings per share ("Adjusted EPS") currently being used in our performance-based vesting restricted stock awards is calculated as follows:

•
First, we begin with income from continuing operations per diluted share calculated in accordance with GAAP. We then add back to this amount:

•
The after-tax, per diluted share impact (using the applicable effective income tax rate attributable to such items, and the weighted average diluted shares outstanding for the period) of the following items: (1) depreciation expense; (2) amortization of intangible assets; (3) stock-based compensation expense; (4) data center transition costs; (5) amortization of original issue discount on debt; (6) acquisition-related costs (e.g., in-process R&D costs, deal-related costs, change in fair value of contingent considerations (such as an earn-out), etc.); (7) impairment or write-off of intangible assets; (8) restructuring charges and other similar non-cash charges; (9) the difference between the book gain and the cash/economic gain on retirement of debt; and (10) any extraordinary, unusual, or non-recurring items of loss or expense. One or more of these may not exist in any given period.

  For the 2010 Adjusted EPS measure, the add backs to continuing operations from the above list included: (1) depreciation expense; (2) amortization of intangible assets; (3) stock-based compensation expense; (4) data center transition costs; (5) amortization of original issue discount on debt; (6) acquisition-related costs (related to the Intec acquisition); and (7) an extraordinary, unusual, or non-recurring items of loss or expense (retirement of convertible debt instruments).

  For the 2009 Adjusted EPS measure, the add backs to continuing operations from the above list included: (1) depreciation expense; (2) amortization of intangible assets; (3) stock-based compensation expense; (4) data center transition costs; (5) amortization of original issue discount on debt; (6) restructuring charges and other similar non-cash charges; and (7) the difference between the book gain and the cash/economic gain on retirement of debt.

  The Adjusted EPS used for performance-based vesting restricted stock awards differs from our non-GAAP EPS amounts disclosed in our February 8, 2011 press release announcing our financial results for the fourth quarters of 2010 and 2009, and full year results for 2010 and 2009, with the primary difference being the Adjusted EPS measures shown here includes additional add backs for the after tax, per diluted share impact of depreciation expense, and additional amortization expense.

(3)
The stock price measure represents the average closing market price of our common stock over the first 20 trading days after we publicly report our annual financial results (the "Stock Price Measure").

        Annual Performance Bonus.    Consistent with our business strategy to grow our revenues and profitability, annual performance bonus awards for 2010 for our executives were based primarily on achievement of pre-determined revenue and Adjusted Operating Income targets, which increased substantially from 2009. We exceeded both our 2010 revenue and our 2010 Adjusted Operating Income target measures as follows:

	2010 Actual	2010 Target
Revenue	$549.4 million	$548.1 million

Adjusted Operating Income	$107.1 million	$ 98.6 million

        As a result of the Intec acquisition, our 2010 targets were adjusted to account for one month of Intec's operations under our ownership. See Determining the Annual Performance Bonuses for 2010 below for additional information about our 2010 annual performance bonus awards.

        Performance-Based Share Awards.    To ensure that our executive compensation program is aligned with stockholder return over the short and long term, 50% of the restricted stock awards we grant to the NEOs vest only upon attainment of a Stock Price Measure or Adjusted EPS target. While stock price is an obvious measure of achieved stockholder value, the Adjusted EPS calculation is designed to measure our cash flow generating capabilities, which we believe is a metric often used by investors and financial analysts to evaluate our financial performance and assess our potential for increased stockholder value.

Our Compensation Practices

        In addition to providing a compensation program that focuses on performance, we believe that the following compensation practices reinforce our culture and values:

  •
  We further align the financial interests of our executives and our stockholders through equity grants and share ownership guidelines.  Our executive officers are expected to hold shares of our stock pursuant to the Company's Share Ownership Guidelines. For additional information see Share Ownership Guidelines above.

  •
  We have a policy prohibiting short sale and other speculative transactions in our stock.  Our executive officers and other insiders are prohibited from selling our stock short or entering into transactions in puts or calls that raise similar concerns regarding speculation of our stock.

  •
  We provide only limited perquisites and other benefits.  Our executive officers are eligible for limited perquisites and other benefits. For additional information see the Summary Compensation Table.

  •
  Our performance-based compensation is closely aligned to our business strategy and stockholder interests.  The key financial performance metrics for performance-based compensation are: revenue, Adjusted Operating Income, Adjusted EPS and Stock Price Measure. For additional information about our business strategy see Our Business Strategy above.

Our Compensation Process

Determining Executive Compensation

        Our Compensation Committee evaluates and recommends to the Board the base salary and annual incentive bonus amounts for each of our NEOs. The Committee has sole authority to grant equity awards. When making compensation decisions and recommendations, the Committee considers competitive peer group information and guidance provided by an independent compensation consultant, Company audited financial results, individual performance reviews provided by the Chief Executive Officer, Compensation Committee and Board evaluations of the Chief Executive Officer and the performance-based vesting criteria for previously granted restricted stock awards. The Compensation Committee and our Board also evaluate our executives based on direct observation of their performance.

Role of the Compensation Consultant and Management

        Our Compensation Committee selects an independent compensation consultant and determines the scope of the consultant's engagement. Our management assists the consultant with its analysis and recommendations by providing historical pay data and management's perspective on the Company's competitive environment for recruiting managerial talent. Our Chief Executive Officer provides performance evaluations and makes recommendations for the compensation of our other NEOs.

        The Compensation Committee engaged Towers Watson & Co., which we refer to as Towers Watson, as its compensation consultant to advise it on 2010 executive compensation matters. The Committee instructed Towers Watson to take a broad view of the competitive compensation landscape to assist the Committee in structuring a compensation program for our NEOs. The Committee requested that the program be designed to balance short and long term compensation, align NEO interests with stockholder return and encourage improved company and individual performance. We believe that this broader view of compensation practices has enabled us to attract and retain a highly talented executive team. Towers Watson reviews compensation data available from peer company proxy filings and published survey sources using position matches and data analyses that are selected as best representative of comparable positions in our industry. For additional information regarding peer group component companies and pay of our NEOs compared to the peer group see Peer Group and NEO Compensation below.

        The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. In addition to providing executive compensation services to the Committee, Towers Watson provides brokerage services for our health and welfare plans that we provide to our US-based employees. In 2010, Towers Watson received approximately $175,000 in commissions from plan providers for these brokerage services. Following a review of these services and fees, the Committee has elected to continue to engage Towers Watson for executive compensation matters during 2011.

Role of Benchmarking in Determining Compensation

        To assist the Compensation Committee in establishing 2010 compensation for our NEOs, Towers Watson provided a competitive assessment using peer group compensation information and industry survey data for the three primary elements of our NEO compensation packages:

  •
  Base Salary;

  •
  Target Total Cash Compensation (base salary plus target annual performance bonus); and

  •
  Total Direct Compensation (target total cash compensation plus an annualized value of any long term incentives granted).

This process involved identification of a peer group for comparison purposes, analysis of the projected total cash compensation (base salary and annual performance bonus) of our NEOs for the prior year, and comparison with the equivalent peer group positions and industry survey data. The Compensation Committee recognizes that the peer group comparisons and the industry survey data may not be perfectly aligned because the executive titles and responsibilities at the peer group companies are unlikely to correspond exactly to the responsibilities of our NEOs with similar or equivalent titles. Despite these limitations, the Committee believes this information is helpful as one important data point for determining executive compensation. For information about our peer group and how our NEO compensation compares to the peer group, see Peer Group and NEO Compensation below.

Principle Components of our Executive Compensation Program

        Our Compensation Committee has established three core components of each NEO's compensation:

Core Component	Purpose and Objective	Percentage of Total Compensation(1)	Form
Base Salary	Provide base compensation that is competitive and reflects the scope of responsibility, level of authority and overall duties of the position	18-27%	Cash
Annual Performance Bonus	Annual bonus tied to Company performance and achievement of individual performance objectives	23-29%	Cash
Long Term Incentive	Equity awards tied to Company performance over the long term and aligns NEO interests with stockholder value	48-53%	Restricted Stock Awards

    (1)
    These percentages are based on the ranges for 2010 for all NEOs other than Mr. Scott, who received all of his compensation for 2010 in the form of base salary and accrued severance and Mr. Henderson who was hired in July 2010. See the Summary Compensation Table and Grants of Plan-Based Awards Table for additional information.

        The following discusses the objectives of these three core components of executive compensation.

        Base Salary.    The objectives used for determining base salary include:

  •
  Competitiveness with base salaries paid to persons holding similar positions in our peer group.

  •
  The position and responsibilities of the NEO.

        For 2010, the Compensation Committee considered a base salary for an NEO to be competitive generally if it was near the median (or 50th percentile) of the peer group. As noted above, the Committee recognizes that these comparisons may not align perfectly because executive titles and responsibilities at peer group companies frequently do not correspond entirely to responsibilities of our NEOs with similar titles.

        Annual Performance Bonus.    The objectives for the annual performance bonuses are to:

  •
  Provide a cash bonus opportunity in an amount which would result in the NEO's total annual cash compensation for the year (base salary plus cash bonus) to be competitive with the peer group, taking into account the factors described above, and which fairly reflects the position and responsibilities of the NEO.

  •
  Structure the annual performance bonus program to promote achievement of annual financial objectives of meaningful increases in our revenue and Adjusted Operating Income, advance the Company's long term success and enhance stockholder value.

        The Compensation Committee considers the information and advice provided by Towers Watson before making its own assessment and then recommends to the Board base salaries for the NEOs. Together, the base salary and target annual performance bonus amounts are intended to bring the total annual cash compensation of each NEO generally between the 50th and 75th percentile of peer group compensation (assuming that performance bonuses are earned in an amount at or near 100% of target).

        Long Term Incentive Awards.    The objective for long term incentive awards is to align overall NEO compensation with long term stockholder return by providing an equity component that directly coincides with stockholder value. Currently, our equity component includes grants of restricted stock, 50% of which vest ratably over a four-year period and 50% of which vest only upon achievement of specific performance-based criteria over a three-year period. We believe this program design encourages retention and aligns the financial interests of our NEOs with those of the Company's stockholders.

        Equity grants to our NEOs are generally made annually concurrent with our individual performance reviews. Equity awards are considered in conjunction with the other elements of our NEO's compensation package taken as a whole. In determining the amount of restricted stock to award our NEOs, the Compensation Committee also seeks to be competitive with our peer group. Because the comparative data with respect to performance-based equity awards is limited, the Committee makes an independent assessment after consultation with Towers Watson (based on available data and the members' extensive business experience) as to the number of shares to grant to each NEO based on the value of the shares at the time of the grant in relation to (i) the NEO's cash compensation; (ii) the performance targets for the performance-based grants and the potential difficulty in their achievement; and (iii) the corporate position and responsibilities of each NEO.

2010 Compensation

Determining Annual Base Salaries for 2010

        Base salary decisions require several considerations such as competitive peer group information, scope of each NEO's role, tenure and experience, as well as individual performance. After considering the competitive information provided by Towers Watson, recommendations from the Chief Executive Officer with respect to the other NEOs and its own evaluation of NEO performance, the

Compensation Committee recommended to the Board (and the Board approved) 4% salary increases for five of the NEOs in 2010.

Named Executive Officer(1)	2010 Base Salary	2009 Base Salary	% Increase in Base Salary from 2009
Peter E. Kalan	$520,000	$500,000	4%
Randy R. Wiese	$348,400	$335,000	4%
Joseph T. Ruble	$291,200	$280,000	4%
Bret C. Griess	$338,000	$325,000	4%
Michael J. Henderson	$325,000	N/A	N/A
Robert M. Scott	$455,520	$438,000	4%

(1)
Mr. Henderson joined the Company on July 19, 2010 and Mr. Scott's employment with the Company terminated June 30, 2010. The amount above reflects an annualized base salary for 2010.

Determining Annual Performance Bonuses for 2010

        Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program, which was adopted by the Board and approved by our stockholders in 2007. Annual performance bonuses paid under the program are designed to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code. Each year, the Compensation Committee establishes pre-determined objectives for the Company and for each NEO.

        The Annual Performance Bonus for each NEO is determined as shown below. The base salary is multiplied by the target bonus percentage for each NEO. This result is then multiplied by (1) the percentage of the Company target achieved (which is the same for all NEOs) and (2) the percentage of the individual performance target achieved by the NEO.

        NEO Target Bonus Percentage.    For 2010, the bonus targets expressed as a percentage of base salary for each NEO designated by the Compensation Committee were as follows:

Named Executive Officer	Target Bonus— % of Base Salary
Peter E. Kalan	110%
Randy R. Wiese	65%
Joseph T. Ruble	65%
Bret C. Griess	65%
Michael J. Henderson	65%
Robert M. Scott	75%

        2010 Company Performance.    The table below shows performance against the 2010 financial performance measures which consist of targets for revenue and Adjusted Operating Income. If the

Company achieves the target levels of performance for revenue and Adjusted Operating Income, the Company target bonus percentage is 100%.

	2010 Actual	2010 Target
Revenue	$549.4 million	$548.1 million
Adjusted Operating Income	$107.1 million	$ 98.6 million

        The 100% targets were initially established based upon the Company's internal targets for 2010 revenue and Adjusted Operating Income. As a result of the Intec acquisition, the Company adjusted both targets to account for the one month of Intec operating results under our ownership and therefore the minimum criteria established by the Compensation Committee necessary for the NEOs to receive any performance bonus were at least $537.7 million in total revenue and at least $95.1 million of Adjusted Operating Income in 2010.

        Based on the actual 2010 Company financial performance as shown in the table above, the percent attainment of the 2010 bonus based on the predetermined financial objectives was 142.7%. For purposes of the Bonus Program, total revenue and Adjusted Operating Income amounts are derived from the 2010 audited Consolidated Statement of Income of the Company. The Compensation Committee, as required by Section 162(m), has certified the attainment of our financial performance goals for purposes of the 2010 Performance Bonus Plan, and the Company made such performance bonus payments in March 2011.

        2010 Individual NEO Personal Performance Objectives.    The final element of the annual performance bonus is a determination by the Compensation Committee of each NEOs achievement of his personal performance objectives.

        Under the 2010 Performance Bonus Plan, an NEO's bonus cannot exceed 200% of his base pay. The Compensation Committee may not rate an NEO as achieving more than 100% of his personal performance goals.

        When the Compensation Committee met in February 2011 to consider the 2010 performance of the NEOs as compared with their individual objectives, Mr. Kalan as the Company's Chief Executive Officer, presented to the Committee a review of the 2010 performances of the other NEOs and noted that the aspects of the respective performance objectives had been fulfilled. Mr. Kalan recommended to the Committee an overall percentage attainment for each of the NEOs. Outside of Mr. Kalan's presence, Mr. Reed discussed with the Committee Mr. Kalan's performance during 2010.

        The Compensation Committee relied both on Mr. Kalan's evaluations of the other NEOs and the Committee members' own direct observations in determining the percentages of achievement of such personal objectives for purposes of performance bonus awards made for 2010. The Committee made its determination of Mr. Kalan's achievement of his personal objectives based upon Mr. Reed's recommendations and its direct observation of Mr. Kalan's performance against Company and personal objectives.

        The personal performance objectives for the NEOs for 2010 were based upon two criteria; business strategy and the context of the NEOs particular area of responsibility. Personal objectives were provided to the Compensation Committee in written form at the time the individual NEO performance bonus targets for 2010 were established. Individual performance objectives for the NEOs were comprised of both common and unique objectives, see below.

        The table below shows the percentage of achievement for each NEO against his personal performance objectives as determined by the Compensation Committee.

Named Executive Officer	% Achievement of Personal Performance Objectives
Peter E. Kalan	100%
Randy R. Wiese	100%
Joseph T. Ruble	100%
Bret C. Griess	100%
Michael J. Henderson	100%
Robert M. Scott	0%

        The 2010 personal objectives percentage was based upon the level of achievement of each individual's personal performance objectives for 2010, as determined by the Committee.

        Common Objectives.    Common elements of NEO objectives included:

  •
  Operational and Functional Responsibilities.  Each of the NEOs had as a personal objective to manage his assigned areas of accountability. This objective may vary by NEO depending upon whether the NEO's responsibilities focused more on profit or loss in a particular area of our business, or meeting budgetary objectives.

        Unique Objectives.    The following are examples of categories of personal objectives that were unique to one or more NEOs based on his area of responsibility within the Company:

  •
  Deliver on Key Development Initiatives.  As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones.

  •
  Key Client Relationships.  A significant portion or our revenue is derived from a small number of key clients, and a key objective is to ensure that these relationships remain healthy and, when applicable, key contracts are renewed under terms satisfactory to both parties.

  •
  Staff Development.  Succession planning and development of key staff is an important Company-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

  •
  Growth Initiatives.  Execution of the Company's long term strategic plan, including the Company's merger, acquisition and partnership strategies, with a view to enhancing stockholder value.

  •
  Increasing Cost Efficiency.  Identifying and implementing potential cost savings and process efficiencies in identified areas of the Company.

Determining Long Term Incentive Awards for 2010

        In 2010, the Compensation Committee continued the approach it implemented in 2007, and made restricted stock awards to our NEOs in two forms: 50% of the shares granted vest in equal increments over a four-year period beginning on the first anniversary of the grant date, and 50% of the shares granted are performance-based awards which vest over a three-year period if certain performance thresholds are met.

        In determining the number of shares of restricted stock to be granted and the balance between performance-based and time-based vesting provisions, the Compensation Committee considered information and advice received from Towers Watson, as well as the views of the Company's senior management concerning the use of performance-based vesting for restricted stock.

        The 2010 performance-based restricted stock awards vest in three equal annual increments if the Company attains either of the specified performance goals for 2010, 2011 and 2012. Each year's performance targets reflect a meaningful growth rate over the previous year's measures. If the Company does not attain either of the performance goals for a particular year, but does attain one of the performance targets for a subsequent year, then the unvested shares for the earlier year will vest in addition to the shares scheduled to vest in the current year. In other words, if a particular year's performance target is missed, those shares can still vest in a subsequent year if the cumulative performance target is met.

        The Grants of Plan-Based Awards table appearing later in this Proxy Statement contains the details of the 2010 restricted stock awards to our NEOs.

        Additionally, based upon our 2010 results of operations, the Compensation Committee determined and, as required by Section 162(m), certified that the following performance-based restricted stock awards, related to the 2010, 2009 and 2008 grants, became vested:

	Stock Price Measure		Adjusted EPS
	2010 Actual	2010 Target	2010 Actual	2010 Target
First-year increment of 2010 Award	$19.78	$22.00	$3.02	$2.74
Second-year increment of 2009 Award	$19.78	$18.15	$3.02	$2.62
Third-year increment of 2008 Award	$19.78	$18.15	$3.02	$3.00

        As reflected in the table above, the Company attained the specified 2010 Adjusted EPS target and therefore triggered the vesting of the 2010 performance-based restricted stock awards. In 2009 and 2008, the Company achieved both the specified Company Stock Price Measure and specified Adjusted EPS target.

Peer Group and NEO Compensation

Peer Group Used for Benchmarking

        For 2010, Towers Watson reviewed two groups of comparable companies with a similar range of annual revenues—our historical peer group comprised of system and applications software companies, and a services peer group comprised of data processing and outsourced services companies. There were few marked differences between compensation levels in the historical peer group and the services peer group and therefore the Committee relied upon the historical peer group of companies listed below when conducting its analysis. The peer group is reviewed annually to ensure that its composition and characteristics remain consistent with our objectives. The written materials provided to the Committee by Towers Watson are supplemented by dialogue with the consultant concerning the information provided, as well as information with respect to the Towers Watson's experiences and observations regarding the compensation practices and philosophies of other companies.

        The historical peer group of companies used for benchmarking and listed below were selected based on companies with similar industry and business models, and with annual revenues within a reasonable range of the Company's expected annual revenue. For 2010, our historical peer group of companies in the systems and application software industry was comprised of the following companies:

ACI Worldwide, Inc.	CyberSource Corporation
Epicor Software Corporation	Fair Isaac Corporation
Henry (Jack) & Associates, Inc.	Progress Software Corporation
Red Hat, Inc.	S1 Corporation
Solera Holdings, Inc.	StarTek, Inc.
TIBCO Software Inc.	TNS, Inc.

NEO Compensation Compared to the Peer Group

        The following is a summary comparison of base salary, total cash compensation (base salary plus annual performance incentive) and target total direct compensation (base salary plus annual performance incentive plus value of equity awards granted during the past year) against our peer group companies and survey data based on Towers Watson information available in February 2010.

  •
  Base Salary:  For 2010, the Compensation Committee generally considered a base salary for an NEO to be competitive if such salary was near the market median (or 50th percentile).

  •
  Total Cash Compensation:  For 2010, the Compensation Committee generally considered targeted total cash compensation for an NEO to be competitive if such targeted total cash compensation was between the 50th and 75th percentile, assuming that the Company performance goals have been met or exceeded.

  •
  Total Direct Compensation:  For 2010, the Compensation Committee generally considered total direct compensation (total cash compensation plus the value of any equity awards granted to the NEO during the past year) for an NEO to be competitive if such total direct compensation was near the market median (or 50th percentile).

        The table below shows how our NEOs compare (on a percentile basis) to our peer group company information for base salary, total cash compensation (base plus annual performance bonus), and total direct compensation (base salary plus annual performance bonus plus value of equity awards granted during the past year)

Named Executive Officer	Base Salary	Total Cash Compensation	Total Direct Compensation
Peter E. Kalan	Near the 50th	Between the 50th and 75th	Between the 50th and 75th
Randy R. Wiese	Near the 50th	Near the 50th	Between the 50th and 75th
Joseph T. Ruble	Near the 50th	Near the 50th	Near the 50th
Bret C. Griess	Near the 50th	Between the 50th and 75th	Near the 50th
Michael J. Henderson	N/A	N/A	N/A
Robert M. Scott	Above the 75th	Above the 75th	Between the 25th and 50th

Other

        The Compensation Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program for our NEOs. We offer our NEOs the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program, both of which include Company matching contributions. The Committee views these deferral programs more as individual retirement planning options for our NEOs and not as a long term compensation program. The amount of our contributions for each NEO is reported in a footnote to the Summary Compensation Table, along with the details of various items of other NEO compensation. The maximum amount the Company can match under its 401(k) plan is $7,350 and under the nonqualified deferred compensation program is $6,250.

        Our executive officers also have employment agreements with the Company. See Employment Agreements below for additional information.

Section 162(m) Requirements

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for federal income tax purposes for compensation paid to its NEOs who are employed as of the end of the year. This limitation does not apply to Chief Financial Officers or to compensation that qualifies under Section 162(m) as "performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective performance goals, the material terms of the performance goals are approved by stockholders and other Section 162(m) requirements are satisfied). In February 2010 the Compensation Committee established certain objective performance goals for our NEOs under our stockholder-approved 2005 Stock Incentive Plan and under the Company's Performance Bonus Program to qualify as performance-based compensation for purposes of Section 162(m). The Performance Bonus Program was submitted to and approved by the Company's stockholders in May 2007. The Committee is responsible for the administration of both our 2005 Stock Incentive Plan and our Performance Bonus Program.

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table

        The following table contains information concerning compensation earned by the Company's Chief Executive Officer, Chief Financial Officer, and four other most highly compensated executive officers. All dollar values have been rounded to the nearest dollar.

Name and Principal Position(1)	Year	Base Salary	Bonus	Stock Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Peter E. Kalan	2010	$520,000	$—	$1,523,250	$816,244	$20,598	$2,880,092
President and Chief Executive Officer	2009	$500,000	$—	$1,439,000	$570,240	$25,588	$2,534,828
	2008	$500,000	$—	$1,179,000	$536,085	$35,885	$2,250,970
Randy R. Wiese	2010	$348,400	$—	$649,920	$323,158	$21,559	$1,343,037
Executive Vice President and Chief	2009	$335,000	$—	$575,600	$225,763	$21,524	$1,157,887
Financial Officer	2008	$335,000	$—	$471,600	$216,709	$21,778	$1,045,087
Joseph T. Ruble	2010	$291,200	$—	$609,300	$270,103	$22,154	$1,192,757
Executive Vice President, General	2009	$280,000	$—	$503,650	$190,663	$22,761	$997,074
Counsel, Corporate Secretary and Chief	2008	$280,000	$—	$412,650	$182,997	$32,194	$907,841
Administrative Officer
Bret C. Griess	2010	$338,000	$—	$609,300	$313,512	$21,258	$1,282,070
Executive Vice President and Chief	2009	$325,000	$—	$503,650	$219,024	$20,731	$1,068,405
Operating Officer
Michael J. Henderson	2010	$143,750	$—	$642,600	$137,092	$134,941	$1,058,383
Executive Vice President, Sales and Marketing(2)
Robert M. Scott	2010	$232,746	$—	$—	$—	$1,350,122	$1,582,868
Former Executive Vice President(3)	2009	$438,000	$—	$—	$354,780	$13,283	$806,063
	2008	$438,000	$—	$471,600	$323,559	$23,125	$1,256,284

(1)
Each of the executive officers of the Company named in this table has a written employment agreement with the Company. The material terms of each employment agreement are summarized in the Employment Agreements section below.

(2)
Mr. Henderson was appointed Executive Vice President, Sales and Marketing on July 19, 2010.

(3)
Mr. Scott's employment with the Company terminated effective June 30, 2010.

(4)
This column reflects the aggregate grant date fair value of stock awards granted during the year computed in accordance with the accounting rules, FASB ASC Topic 718. The assumptions used in determining the amounts are set forth in Note 11 of our Form 10-K for fiscal 2010. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and excludes the impact of estimated forfeitures. The grant date fair value of performance-based stock awards is the maximum amount than can be earned under the award.

(5)
This column reflects annual performance bonus amounts earned by the persons named in this table for services performed during 2010, 2009 and 2008. Such amounts were paid during the first quarter of the following year, and for 2010, were calculated as follows:

	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Robert M. Scott
2010
Base salary at December 31, 2010	$520,000	$348,400	$291,200	$338,000	$325,000	$—
2010 bonus target percentage(a)	110.0%	65.0%	65.0%	65.0%	29.6%	75.0%

	$572,000	$226,460	$189,280	$219,700	$96,070	$—
2010 Company objectives percentage	142.7%	142.7%	142.7%	142.7%	142.7%	142.7%

2010 Personal objectives percentage	100%	100%	100%	100%	100%	0.0%

Totals	$816,244	$323,158	$270,103	$313,512	$137,092	$—

(a)
The employment agreements for each executive include the opportunity to earn, as annual incentive bonuses, specified minimum percentages of each executive's base salary as follows: Mr. Kalan 50%; Mr. Wiese 65%; Mr. Ruble 40%; Mr. Griess 65%; Mr. Henderson 65%; and Mr. Scott 75%. However, Mr. Henderson's bonus opportunity is prorated above for 2010 based upon his date of hire with the Company to reflect his actual bonus for 2010. For additional information regarding the 2010 annual performance bonus amounts see Compensation Discussion and Analysis—Determining Annual Performance Bonuses for 2010.
(6)
This column reflects 2010, 2009 and 2008 compensation of the persons named in this table that is not properly reportable in any other column of this table. For 2010, details of the "All Other Compensation" are as follows:

Compensation Item	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Robert M. Scott
2010
Company 401(k) retirement plan contributions	$14,700	$14,421	$14,836	$14,421	$—	$14,421
Company Wealth Accumulation Plan contributions	—	6,250	6,250	6,250	3,594	—
Financial planning benefits	1,750	750	930	527	—	—
Relocation	—	—	—	—	131,289	—
Accrued severance	—	—	—	—	—	1,335,503
Other perquisites	4,148	138	138	60	58	198

Totals	$20,598	$21,559	$22,154	$21,258	$134,941	$1,350,122

2010 Grants of Plan-Based Awards

        The following table contains information concerning grants of non-equity and equity plan-based awards by the Company during 2010 to the persons named in the Summary Compensation Table. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3)
									Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target (100%)	Maximum	Threshold	Target (100%) (shares)	Maximum (shares)
Peter E. Kalan	—	$400,400	$572,000	$1,144,000	—	—	—	—	—
	Feb. 16, 2010	—	—	—	Stock Price or EPS	37,500	37,500	—	$761,625
	Feb. 16, 2010	—	—	—	—	—	—	37,500	$761,625
Randy R. Wiese	—	$158,522	$226,460	$452,920	—	—	—	—	—
	Feb. 16, 2010	—	—	—	Stock Price or EPS	16,000	16,000	—	$324,960
	Feb. 16, 2010	—	—	—	—	—	—	16,000	$324,960
Joseph T. Ruble	—	$132,496	$189,280	$378,560	—	—	—	—	—
	Feb. 16, 2010	—	—	—	Stock Price or EPS	15,000	15,000	—	$304,650
	Feb. 16, 2010	—	—	—	—	—	—	15,000	$304,650
Bret C. Griess	—	$153,790	$219,700	$439,400	—	—	—	—	—
	Feb. 16, 2010	—	—	—	Stock Price or EPS	15,000	15,000	—	$304,650
	Feb. 16, 2010	—	—	—	—	—	—	15,000	$304,650
Michael J. Henderson	—	$67,249	$96,070	$192,140	—	—	—	—	—
	Jul. 19, 2010	—	—	—	Stock Price or EPS	17,500	17,500	—	$321,300
	Jul. 19, 2010	—	—	—	—	—	—	17,500	$321,300
Robert M. Scott	NA	—	—	—	—	—	—	—	—

(1)
The actual amounts earned for 2010 are reported in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation". The award amounts assume the executive officers had achieved 100% of their personal performance objectives (see Footnote (5) to the Summary Compensation Table). In February 2011, the Compensation Committee certified the 2010 Performance Bonus Plan Goal at 142.7%.

(2)
All restricted stock awards considered "equity incentive plan awards" are performance-based awards granted under the Company's 2005 Stock Incentive Plan. To vest in awards, the executives must attain objective performance goals. The performance-based restricted stock awards granted in 2010 vest, if at all, in three approximately equal installments over a three-year period consisting of 2011, 2012 and 2013, and the objective performance goals are based upon either (i) a specified Adjusted EPS target or (ii) a specified Company Stock Price Measure.

(3)
All restricted stock awards considered "all other stock awards" are non-performance-based awards granted under the Company's 2005 Stock Incentive Plan. These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date.

(4)
This amount reflects the aggregate grant date fair value for both performance-based and non-performance-based restricted stock awards granted in 2010.

Outstanding Equity Awards at December 31, 2010

        The following table contains information concerning all unvested restricted stock held at December 31, 2010, by the persons named in the Summary Compensation Table. There were no outstanding stock options held by the named executive officers at December 31, 2010. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
Name	Number of Shares of Stock That Have Not Vested(3)	Market Value of Shares of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(1)
Peter E. Kalan	105,000	$1,988,700	87,500	$1,657,250
Randy R. Wiese	46,000	$ 871,240	36,000	$ 681,840
Joseph T. Ruble	40,000	$ 757,600	32,500	$ 615,550
Bret C. Griess	36,561	$ 692,465	30,417	$ 576,098
Michael J. Henderson	17,500	$ 331,450	17,500	$ 331,450
Robert M. Scott(2)	—	—	—	—

(1)
These columns reflect the market value of restricted stock awards that have not vested as of December 31, 2010. The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2010, by the closing price of the Company's common stock on December 31, 2010 of $18.94.

(2)
As of December 31, 2010, Mr. Scott did not hold any unvested restricted stock and therefore he is not listed in the below footnotes of this table.

(3)
Detailed information relating to the non-performance-based unvested restricted stock awards as of December 31, 2010 (all unvested restricted stock awards were granted under the Company's 2005 Stock Incentive Plan) is as follows:

Name	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Peter E. Kalan	March 27, 2007	5,000	March 27, 2011	5,000
	February 22, 2008	25,000	February 22, 2011	12,500
			February 22, 2012	12,500
	February 19, 2009	37,500	February 19, 2011	12,500
			February 19, 2012	12,500
			February 19, 2013	12,500
	February 16, 2010	37,500	February 16, 2011	9,375
			February 16, 2012	9,375
			February 16, 2013	9,375
			February 16, 2014	9,375

	Total	105,000

Name	Grant Date	Unvested Shares	Vesting Dates	Shares Vesting
Randy R. Wiese	March 27, 2007	5,000	March 27, 2011	5,000
	February 22, 2008	10,000	February 22, 2011	5,000
			February 22, 2012	5,000
	February 19, 2009	15,000	February 19, 2011	5,000
			February 19, 2012	5,000
			February 19, 2013	5,000
	February 16, 2010	16,000	February 16, 2011	4,000
			February 16, 2012	4,000
			February 16, 2013	4,000
			February 16, 2014	4,000

	Total	46,000
Joseph T. Ruble	March 27, 2007	3,125	March 27, 2011	3,125
	February 22, 2008	8,750	February 22, 2011	4,375
			February 22, 2012	4,375
	February 19, 2009	13,125	February 19, 2011	4,375
			February 19, 2012	4,375
			February 19, 2013	4,375
	February 16, 2010	15,000	February 16, 2011	3,750
			February 16, 2012	3,750
			February 16, 2013	3,750
			February 16, 2014	3,750

	Total	40,000
Bret C. Griess	March 27, 2007	2,812	March 27, 2011	2,812
	February 22, 2008	5,624	February 22, 2011	2,812
			February 22, 2012	2,812
	February 19, 2009	13,125	February 19, 2011	4,375
			February 19, 2012	4,375
			February 19, 2013	4,375
	February 16, 2010	15,000	February 16, 2011	3,750
			February 16, 2012	3,750
			February 16, 2013	3,750
			February 16, 2014	3,750

	Total	36,561
Michael J. Henderson	July 19, 2010	17,500	July 19, 2011	4,375
			July 19, 2012	4,375
			July 19, 2013	4,375
			July 19, 2014	4,375

	Total	17,500

(3)
All performance-based restricted stock awards were granted under the Company's 2005 Stock Incentive Plan. The restricted stock awards will vest only when and if certain pre-set performance goals for a particular year are met and the Compensation Committee certifies that such goals have been met (which is anticipated to occur around March 1 of the following year). Detailed information relating to the performance-based unvested restricted stock awards as of December 31, 2010 is as follows:

Name	Grant Date	Unvested Shares	Actual/ Approximate Vesting Dates	Shares Vesting
Peter E. Kalan	February 22, 2008	16,666	March 11, 2011	16,666
	February 19, 2009	33,334	March 11, 2011	16,667
			March 1, 2012	16,667
	February 16, 2010	37,500	March 11, 2011	12,500
			March 1, 2012	12,500
			March 1, 2013	12,500

	Total	87,500
Randy R. Wiese	February 22, 2008	6,666	March 11, 2011	6,666
	February 19, 2009	13,334	March 11, 2011	6,667
			March 1, 2012	6,667
	February 16, 2010	16,000	March 11, 2011	5,333
			March 1, 2012	5,333
			March 1, 2013	5,334

	Total	36,000
Joseph T. Ruble	February 22, 2008	5,833	March 11, 2011	5,833
	February 19, 2009	11,667	March 11, 2011	5,833
			March 1, 2012	5,834
	February 16, 2010	15,000	March 11, 2011	5,000
			March 1, 2012	5,000
			March 1, 2013	5,000

	Total	32,500
Bret C. Griess	February 22, 2008	3,750	March 11, 2011	3,750
	February 19, 2009	11,667	March 11, 2011	5,833
			March 1, 2012	5,834
	February 16, 2010	15,000	March 11, 2011	5,000
			March 1, 2012	5,000
			March 1, 2013	5,000

	Total	30,417
Michael J. Henderson	July 19, 2010	17,500	March 11, 2011	5,833
			March 1, 2012	5,833
			March 1, 2013	5,834

	Total	17,500

2010 Stock Vested

        The following table contains information concerning shares of restricted stock which vested in the persons named in the Summary Compensation Table during 2010. There were no option exercises for the named executive officers during 2010. All dollar values have been rounded to the nearest dollar.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Peter E. Kalan	76,249	$1,545,393
Randy R. Wiese	42,499	$ 861,168
Joseph T. Ruble	33,332	$ 670,134
Bret C. Griess	28,958	$ 580,882
Michael J. Henderson	—	—
Robert M. Scott	33,333	$ 661,710

(1)
This column includes both time-based and performance-based restricted stock shares vesting in 2010. On February 16, 2010, the Compensation Committee certified that the 2009 performance objectives were met for the 2007, 2008 and 2009 performance-based restricted stock awards.

(2)
This column reflects the total dollar value realized upon the vesting of restricted stock during 2010. The total dollar value realized was computed by summing the dollar value realized for each share of restricted stock that vested. The dollar value realized for each share of restricted stock that vested was the closing market price of the common stock on the date of vesting.

2010 Non-Qualified Deferred Compensation

        The following table contains information concerning contributions, earnings, withdrawals and account balances for the persons named in the Summary Compensation Table related to the Company's Wealth Accumulation Plan (the "Wealth Plan"). All dollar values have been rounded to the nearest whole dollar.

        The Wealth Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of salary and/or cash bonus. Deferral elections must be made by December 15th of the preceding year and each participant may elect to defer a portion of their cash compensation: (i) up to 25% of the executive officer's base salary and (ii) up to 100% of the executive officer's cash bonus, not to exceed an aggregate maximum deferral of $700,000 for any one year.

        Payment elections for the deferral year must also be made by December 15th of the preceding year and the participant can elect to receive payment: (i) as an in-service distribution or (ii) upon termination, in either event the payment options are lump sum or monthly payments not to exceed 180 months. Currently a portion of Mr. Wiese's account is in pay status due to an election made in 2001. The Company makes a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 for any one plan year. Participants direct all investments under this plan and are given an investment menu to select the appropriate investment allocation. Changes to the investment selection can be made at any time. Participants are always vested in their own salary deferrals and vest 100% in

Company matching contributions after three years of service. All of the named executive officers except Mr. Henderson are fully vested in their Wealth Plan account balances.

Name	Aggregate Balance at December 31, 2009	Executive Contributions in 2010(1)	Company Contributions in 2010(2)	Aggregate Earnings in 2010	Aggregate Withdrawals/ Distributions in 2010	Aggregate Balance at December 31, 2010(3)
Peter E. Kalan	$489,892	$28,512	—	$46,757	—	$565,161
Randy R. Wiese	$230,213	$33,864	$6,250	$27,337	$(71,145)	$226,519
Joseph T. Ruble	$220,277	$28,599	$6,250	$20,194	—	$275,320
Bret C. Griess	$556,753	$67,560	$6,250	$78,161	—	$708,724
Michael J. Henderson	—	$14,375	$3,594	$ 1,112	—	$ 19,081
Robert M. Scott	$259,660	—	—	$ 49	—	$259,709

(1)
These amounts are also included in the "Base Salary" or "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table on page 33.

(2)
These amounts were reported as "All Other Compensation" in the Summary Compensation Table on page 33 and as "Company Wealth Accumulation Plan contributions" on page 34.

(3)
The aggregate balance includes the following executive and Company contribution amounts reported in the Summary Compensation Tables in prior year proxy statements beginning with the 2007 proxy statement: Mr. Kalan $204,659, Mr. Wiese $161,399, Mr. Ruble $177,889, Mr. Griess $58,700, Mr. Henderson $0 and Mr. Scott $20,313.

Risks Related to Compensation Policies and Practices for All Employees.

        We have reviewed our compensation policies and practices and have concluded that we have a good balance between rewarding the necessary behavior to grow, while still appropriately managing business risks. We believe this balance is a result of how we have designed our compensation policies and practices, and how we generally manage our business, summarized as follows:

  •
  As we describe in this proxy statement, all of the variable compensation currently payable to our executive officers is tied to one of four metrics: Stock Price Measure, Adjusted EPS, revenue or Adjusted Operating Income. None of these metrics we believe results in an incentive for management to take unreasonable risks. Furthermore, the only other employees of the Company who have a significant portion of their annual income in a variable format are commissioned salespersons. We have implemented a number of processes to mitigate risks associated with transactions (under which a commission would be paid) that would subject the Company to undue risk outside of what is considered normal commercial practices.

  •
  We also maintain a formal risk identification and risk mitigation program that is administered by our Chief Financial Officer. This program is reviewed periodically throughout the year by the executive officers of the Company, in conjunction with members of the internal audit function. This process is intended to: (i) identify those risks within the Company that are most likely to affect its operations, (ii) assign an executive responsible for monitoring and mitigating those risks, and (iii) provide a formal mechanism for the assigned responsible executive officer to report back periodically on the effect of mitigation efforts. We present the results of this process to the Audit Committee at each regularly scheduled meeting.

Employment Agreements

        The Company entered into employment agreements with Mr. Kalan in January 2001, with Mr. Wiese in April 2006, with Mr. Ruble in January 2001, and with Mr. Scott in June 2005. These employment agreements were amended several times subsequent to their original dates. In May 2008, the Company entered into restated employment agreements with these individuals to reflect the terms of the original agreements and all amendments thereto. Subsequently, the restated employment agreements were amended in August 2008. In February 2009, the Company entered into an employment agreement with Mr. Griess and amended Mr. Scott's employment agreement. In July 2010, the Company entered into an employment agreement with Mr. Henderson and subsequently amended Mr. Henderson's employment agreement in March of 2011. For purposes of this section, the employment agreements, as amended for Mr. Henderson and the employment agreements, as amended and restated, for Messrs. Kalan, Wiese, Ruble and Griess are collectively referred to as the "employment agreements."

        Mr. Kalan's restated employment agreement provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 50% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Kalan's 2010 annual base salary was $520,000, and his 2010 incentive bonus target was 110% of his base salary.

        Mr. Wiese's restated employment agreement provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Wiese's 2010 annual base salary was $348,400, and his 2010 incentive bonus target was 65% of his base salary.

        Mr. Ruble's restated employment agreement provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 40% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Ruble's 2010 annual base salary was $291,200, and his 2010 incentive bonus target was 65% of his base salary.

        Mr. Griess' employment agreement provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Griess' 2010 annual base salary was $338,000, and his 2010 incentive bonus target was 65% of his base salary.

        Mr. Henderson's employment agreement provides for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. Mr. Henderson's 2010 annual base salary was $325,000, and his 2010 incentive bonus target was 65% (pro rated to 29.6%) of his base salary. In March of 2011, the Company and Mr. Henderson agreed to amend his employment agreement removing any obligation of the Company to pay any excise tax, or associated interest and penalties, on excess parachute payments that are payable in connection with a change of control (all as defined in Mr. Henderson's employment agreement).

        Mr. Scott's restated employment agreement provided for a base salary at an annual rate which is not less than his base salary in effect on December 31 of the immediately preceding calendar year, an annual incentive bonus target of not less than 65% of his base salary, paid vacations and holidays and various group insurance coverage. On March 3, 2010, the Company and Mr. Scott, agreed that Mr. Scott's employment with the Company would terminate effective June 30, 2010. See "Severance Arrangement" below for additional information.

        Each of the employment agreements will terminate upon the executive's death, and the Company may terminate the employment of the executive in the event of his disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The

Company also may terminate the employment of the executive for "cause", the definition of which appears below. In the cases of death or disability, the executive (or his estate) would be entitled to receive his base salary through the employment termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment date, and a pro rata portion of his annual incentive bonus for the year in which his employment terminates. In the case of termination for cause, the executive is not entitled to receive any salary after the employment termination date or any portion of his incentive bonus for the year in which his employment terminates. If the executive voluntarily resigns, then he is entitled to receive only his base salary through the employment termination date and any other amounts or benefits earned, accrued or owed to him but not paid as of the employment date (unless such date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination).

        If the Company terminates the employment of the executive without cause prior to a change of control of the Company, then the Company must continue to pay such person's base salary for two years after the termination in the case of Mr. Kalan and one year after the termination in the cases of Messrs. Wiese, Ruble, Griess and Henderson (in each case, less compensation received from another employer), any other amounts or benefits earned, accrued or owed to him but not paid as of the employment date, and an additional amount equal to a specified percentage of such person's base salary (160% in the case of Mr. Kalan, 115% in the cases of Messrs. Wiese, Ruble, Griess and Henderson, and in each case, one-half is payable within 30 days of the termination and the other one-half payable one year after the termination). If the termination without cause occurs after a change of control of the Company, then the Company must pay the executive's base salary for two years after the termination (in a lump sum within 30 days after the termination and without regard to other employment), any other amounts or benefits earned, accrued or owed to him but not paid as of the employment date, and an additional amount equal to a specified percentage of such person's base salary (210% in the case of Mr. Kalan, 165% in the cases of Messrs. Wiese, Ruble, Griess and Henderson, and in each case payable in a lump sum within 30 days after the termination). Additional information with respect to the matters discussed in this paragraph appears under "Potential Payments Upon Termination of Employment" later in this proxy statement.

        The employment agreements contain provisions relating to a constructive termination (consisting of a material change in the executive's duties and responsibilities or assignment to the executive of materially inappropriate duties and responsibilities, in either case without the executive's written consent) but require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim. If a constructive termination occurs, then the executive is entitled to the same compensation as if the Company had terminated his employment without cause (either before or after a change of control of the Company, as the case may be).

        If the Company terminates the executive's employment because of the executive's disability, then the executive is entitled to continue his participation in the Company's group medical and hospital insurance, dental insurance, life insurance and long term care insurance plans (the "Group Plans"), to the extent permitted by the Group Plans or applicable governmental regulations, until the first to occur of the cessation of such disability, the executive's death, attainment of age 65 or receipt of substantially equivalent benefits from another employer. If the Company terminates the executive's employment without cause prior to a change of control, then the executive is entitled to continue his participation in the Group Plans for two years after the effective date of such termination in the case of Mr. Kalan and one year after the effective date of such termination in the cases of Messrs. Wiese, Ruble, Griess and Henderson to the extent permitted by the Group Plans or applicable governmental regulations, or until his receipt of substantially equivalent benefits from another employer, whichever occurs first; if the termination without cause occurs after a change of control, then the potential period of continued participation in the Group Plans is two years rather than one year for all of the executives. In the case of a constructive termination, the executive's continued participation in the Group Plans is on the same basis as if the Company had terminated the executive's employment without cause (either before or after a change of control of the Company, as the case may be).

        For purposes of the restated employment agreement with Mr. Wiese, and the new employment agreement with Mr. Henderson, "cause" means (i) the executive's confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty, (ii) the executive's certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies on the part of the executive, (iii) the executive's refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel, (iv) the executive's excessive absenteeism (other than by reason of physical injury, disease or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after his receipt of a written notice from the Board or the Chief Executive Officer of the Company setting forth the particulars of such absenteeism, (v) material violation by the executive of his nondisclosure obligations under the employment agreement, (vi) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after his receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such negligence, (vii) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after the executive's receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such non-compliance, (viii) material failure by the executive to comply with a lawful directive of the Board or the chief executive officer of the Company and failure to cure such non-compliance within 20 days after the executive's receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such non-compliance, (ix) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive's failure to cure such breach within 20 days after the executive's receipt of a written notice from the Board or the chief executive officer of the Company setting forth in reasonable detail the particulars of such breach or (x) willful misconduct or fraud on the part of the executive in the performance of the executive's duties under the employment agreement as determined in good faith by the Board. The definition of "cause" in the restated employment agreements with Messrs. Kalan, Ruble and Griess do not contain clauses (ii) and (iii) in the foregoing list of events constituting "cause". In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for cause of the executive's employment under the employment agreement. Any termination of the executive's employment for cause must be authorized by a majority vote of the Board taken not later than six months (in the case of Mr. Wiese and Mr. Henderson) or nine months (in the cases of Messrs. Kalan, Ruble and Griess) after a majority of the members of the Board (other than the executive) have actual knowledge of the occurrence of the event or conduct constituting the cause for such termination. For purposes of the unvested restricted stock discussed below, the definition of "cause" is the same as the definition in the restated employment agreement with Mr. Wiese.

        For purposes of the employment agreements and the unvested restricted stock discussed below, a "change of control" of the Company generally includes (i) the merger or consolidation of the Company into another corporation, (ii) the acquisition of 30% or more of the outstanding common stock by any person, entity, or group of persons, (iii) a "going private" transaction involving the Company, (iv) the sale or other disposition of all or substantially all of the Company's property and assets, (v) the disposition to a third party of a major portion or portions of the Company's business measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold and (vi) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The preceding sentence is qualified by reference to the actual more detailed definition of "change of control" contained in the applicable agreements between the Company and Messrs. Kalan, Wiese, Ruble, Griess and Henderson, respectively.

Severance Arrangement

        Mr. Scott's employment with the Company terminated effective June 30, 2010. Mr. Scott was entitled to accrued severance benefits pursuant to Section 10(d) of his employment agreement, relating to benefits for termination without cause prior to a change of control. These benefits consist of (i) one year base salary of $457,272, (ii) an additional payment of $865,488, which is equal to 190% of base salary and (iii) other benefits in the amount of $12,743.

Potential Payments Upon Termination of Employment

        The closing market price of the common stock on December 31, 2010, was $18.94 per share.

        Assuming that the executive's death, the termination of the executive's employment by reason of his disability or the executive's voluntary resignation occurred on December 31, 2010, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2010 but no further cash payments or benefits from the Company except as provided in the following sentence. In the case of a termination of the executive's employment by reason of his disability, the executive would be entitled to the continuation of group medical, dental, life and long term disability insurance until the first to occur of the cessation of such disability, the executive's death, attainment of age 65 or receipt of substantially equivalent benefits from another employer. The monthly premiums at December 31, 2010, for such insurance coverages were approximately $1,546 for Mr. Kalan (age 51), $1,582 for Mr. Wiese (age 51), $1,582 for Mr. Ruble (age 50), $786 for Mr. Griess (age 42), and $1,125 for Mr. Henderson (age 53).

        Assuming that the termination of the executive's employment for cause occurred on December 31, 2010, the executive would be entitled to receive his base salary through the termination date and any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date but no further cash payments or benefits from the Company.

Termination Without Cause Prior to a Change of Control

        Assuming that the Company terminated the executive's employment on December 31, 2010, without cause (including a constructive termination) prior to a change of control of the Company, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2010. In addition, the executive would be entitled to receive the payments and benefits shown in the following table:

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Totals
Base salary(1)	$1,040,000	$348,400	$291,200	$338,000	$325,000	$2,342,600
Additional amount of base salary(2)	832,000	400,660	334,880	388,700	373,750	2,329,990
Group medical, dental, life and long term disability benefits(3)	37,096	18,986	18,986	9,430	13,503	98,001

	$1,909,096	$768,046	$645,066	$736,130	$712,253	$4,770,591

(1)
Base salary amounts (two years for Mr. Kalan and one year for the other executive officers) would be reduced by any compensation received from another employer and is payable ratably over the 24 months following the termination of employment for Mr. Kalan and over the 12 months following termination of employment for the other executive officers.

(2)
Amount payable would be 50% no later than 30 days after the effective date of termination of employment, and the other 50%, without interest, one year after the effective date of termination of employment.

(3)
Amount represents premiums based upon monthly premiums being paid as of December 31, 2010, payable for 24 months following termination of employment for Mr. Kalan and over 12 months following termination of employment for the other executive officers. Benefits will cease upon the executive's receipt of substantially equivalent benefits from another employer.

Termination Without Cause After a Change of Control

        Assuming that the Company terminated the executive's employment on December 31, 2010, without cause (including a constructive termination) after a change of control of the Company, the executive would be entitled to receive his base salary through the termination date, any other amounts or benefits earned, accrued or owed to him but not paid as of the employment termination date, and his incentive bonus for 2010. In addition, the executive would be entitled to receive the payments and benefits shown in the following table (which include the value of 192,500, 82,000, 72,500, 66,978 and 35,000 unvested shares of restricted stock held, respectively, by Messrs. Kalan, Wiese, Ruble, Griess, and Henderson on December 31, 2010, which would vest upon such termination of employment without cause after a change of control):

Payment or Benefit	Peter E. Kalan	Randy R. Wiese	Joseph T. Ruble	Bret C. Griess	Michael J. Henderson	Totals
Base salary(1)	$1,040,000	$ 696,800	$ 582,400	$ 676,000	$ 650,000	$ 3,645,200
Additional amount of base salary(1)	1,092,000	574,860	480,480	557,700	536,250	3,241,290
Group medical, dental, life and long term disability benefits(2)	37,096	37,972	37,972	18,860	27,006	158,906
Acceleration of vesting of restricted stock awards(3)	3,645,950	1,553,080	1,373,150	1,268,563	662,900	8,503,643

	$5,815,046	$2,862,712	$2,474,002	$2,521,123	$1,876,156	$15,549,039

(1)
Amount payable in a lump sum within 30 days after the termination of employment without regard to other employment.

(2)
Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2010. Benefits will cease upon the executive's receipt of substantially equivalent benefits from another employer.

(3)
Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a change of control, multiplied by the closing market price of the common stock on December 31, 2010 of $18.94.

        Except for Mr. Henderson, if any of the payments required to be made to Messrs. Kalan, Wiese, Ruble or Griess upon a termination of employment without cause (including a constructive termination) prior to or after a change of control of the Company constitute "excess parachute payments" under Section 280G (the golden parachute provision) of the Internal Revenue Code of 1986 and the executive becomes liable for any excise tax on such payments (and any interest or penalties on such excise tax), then the Company must pay to the executive (i) the amount of such excise tax, interest and penalties (the initial "gross-up payment") and (ii) a series of additional amounts equal to the income, excise and other taxes for which the executive would become liable as a result of the initial "gross-up payment" and each such additional "gross-up payment". The Company has similar obligations to the executives, other than to Mr. Henderson, in the case of accelerated vesting of restricted shares of common stock as a result of a termination of employment without cause (including a constructive termination) after a change of control.

        Each employment agreement contains provisions (i) restricting the disclosure by the executive of confidential information of the Company during the term of the agreement and thereafter, (ii) restricting the executive from soliciting employees of the Company for employment with another employer for a period of one year after the termination of the executive's employment with the Company and (iii) restricting the executive from engaging in various activities directly or indirectly involving competition with the Company for a period of one year after the termination of the executive's employment with the Company. Each agreement authorizes the Company to seek injunctive relief to prevent a violation or potential violation of the restrictive provisions described in this paragraph, and the Company also can exercise any other rights and remedies that might be available to the Company in the particular circumstances.

 COMPENSATION COMMITTEE REPORT

        The following Compensation Committee Report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this proxy statement and is required by Item 402(b) of SEC Regulation S-K.

        Based upon such review and discussions, we recommended to the Board that such Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors:
Frank V. Sica, Chairman Ronald H. Cooper John L. M. Hughes Donald V. Smith James A. Unruh

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

        As described under the heading Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance and align executive pay with stockholder return over the short and long term. Under this program, our named executive officers are rewarded for the achievement of specific annual and long term strategic financial and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 21.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at our Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the
compensation of our named executive officers,
as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 2 included on page 47 of this proxy statement.

        The enclosed proxy card gives our stockholders four choices for voting on this Proposal. You can choose whether the say-on-pay vote should be conducted every three years, every two years, or every year. You may also abstain from casting a vote.

Factors to Consider in Voting on this Proposal

        Our Board has discussed and carefully considered the alternatives regarding the frequency of say-on-pay proposals in an effort to determine the approach that would best serve the Company and our stockholders. Our Board has considered several factors supporting an annual vote, and equally compelling factors supporting a vote every three years. Each approach has advantages and disadvantages.

        Factors considered in support of a say-on-pay vote no more frequently than every three years include the following:

  •
  Consistent with good corporate governance, we tie a substantial portion of our executive compensation to achievement of long term Company performance and stockholder returns. For example, our executive officers receive grants of restricted stock awards that vest upon achievement of a Stock Price Measure or Adjusted EPS targets measured annually over a three-year period. A vote every three years is best aligned with this long term, multi-year focus of our executive compensation program.

  •
  A three-year frequency gives the Board sufficient time to thoughtfully consider the results of the advisory say-on-pay vote and to implement any desired changes to our executive compensation program.

  •
  A three-year frequency will provide investors with sufficient time to evaluate the effectiveness of our short term and long term compensation strategies and the related results of Company performance and stockholder returns.

        Factors considered in support of an annual say-on-pay vote include the following:

  •
  An annual say-on-pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year.

  •
  An annual advisory vote provides frequent communication from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy.

  •
  The lack of an annual say-on-pay advisory vote might make it more difficult for the Company to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two. As a result, a frequency other than annual might make it more difficult for the Board to understand and respond appropriately to the message being communicated by our stockholders.

        After careful consideration, our Board believes that it is most appropriate to conduct an advisory vote on executive compensation once every three years and, therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

        When you vote in response to the resolution below, you may cast your vote on your preferred voting frequency by choosing among the following four options: every three years, every two years, or every year, or you may abstain from voting.

  "RESOLVED, that the option of once every one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be taken into consideration by the Board when determining the frequency for the advisory vote on executive compensation. This vote is advisory and, therefore, not binding, and the Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board recommends a vote FOR the option of
once every three years as the frequency
with which stockholders are provided with any advisory vote
on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 4

APPROVAL OF THE PERFORMANCE GOALS UNDER THE
PERFORMANCE BONUS PROGRAM

        We are asking stockholders to approve the material terms of the revised performance goals that may apply to awards to certain executive officers under the CSG Systems International, Inc. Performance Bonus Program (the "Program").

Purpose of the Performance Bonus Program

        The Program is an annual cash incentive bonus program that is intended to satisfy the requirements for performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

        Section 162(m) limits the deduction that a corporation may claim for compensation paid to "covered employees" (the chief executive officer and certain other "named executive officers"). Section 162(m) generally provides that amounts paid to a covered employee in excess of $1 million are not deductible for income tax purposes.

        The deduction limit of Section 162(m) does not apply to qualifying "performance-based" compensation. Compensation can qualify as "performance-based" only if the material terms of the performance goals are disclosed to and approved by the company's stockholders and other requirements are satisfied. The material terms include: (1) the employees eligible to receive compensation, (2) the business criteria on which the performance goal is based; and (3) the maximum amount of compensation that could be paid to an employee if the performance goal is achieved.

Background

        The Program was approved by our stockholders at the 2007 annual meeting. Periodic stockholder approval of the material terms of performance goals under the Program is necessary to preserve the Company's federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m). We are asking stockholders to approve the revised performance goals described below. If stockholder approval of the revised performance goals included in this Proposal is not obtained, then the performance goals approved by our stockholders at the 2007 annual meeting will continue in effect. Below are the material terms of the revised performance goals under the Program:

        Eligible Employees.    Awards under the Program may be granted to executive officers of the Company and any other employee of the Company or its subsidiaries who is or may be a "covered employee" as defined in Section 162(m). As of March 1, 2011, the classes of eligible persons and approximate number of individuals in each class are approximately as follows: five executive officers.

        Performance Goals; Business Criteria.    A performance goal under the Program is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company:

        Business Criteria.    The Compensation Committee will pre-establish objective performance goals for awards intended to qualify awards as performance-based compensation. The performance goals will be based on one or more of the following business criteria, which may be based on one or more measures prepared in accordance with GAAP (as applicable), or by applying certain adjustments to the GAAP measure(s) that the Compensation Committee believes are appropriate to better measure the business performance of the Company(1):

•	Revenue	•	Operating Income
•	Net Income	•	Earnings Per Share (EPS)
•	Earnings Before Interest, Taxes, Depreciation,	•	Return on Investment (ROI)
	and Amortization (EBITDA)	•	Stock Price
•	Cash Flow	•	Free Cash Flow
•	Revenue Growth	•	Earnings Growth
•	Relative Performance Measures of a Peer Group(2)

(1)
Performance goals may be particular to an individual Program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

(2)
May include: published indices such as the Russell 3000 or S&P 500, peer group companies named in the Compensation Discussion and Analysis or other custom peer group.

        Maximum Amount of Compensation.    The maximum amount of compensation payable as a performance award under the Program to a participant for any calendar year is 200% of the annual base salary of such participant as of the last day of such calendar year. In no event may a Program participant's maximum award for any calendar year exceed $3 million or such lesser amount established by the Compensation Committee for such calendar year. The Compensation Committee has discretion to reduce or eliminate a Program participant's award but may not increase a Program participant's award for any calendar year.

The Board Recommends a Vote
FOR Approval of the
Performance Goals Under the Performance Bonus Program

Summary of the Performance Bonus Program

        The following summary of material terms of our Performance Bonus Program does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the Performance Bonus Program, which appears as Appendix A to this proxy statement.

        Purpose.    The purpose of the Performance Bonus Program is to provide for annual cash bonus awards to participants that qualify as "performance-based" compensation for purposes of Section 162(m).

        Eligible Employees.    See Eligible Employees above.

        Administration.    The Program is administered by the Compensation Committee or another committee comprised solely of two or more "outside directors" as determined under Section 162(m). Not later than 90 days after the beginning of each calendar year, the Compensation Committee must establish in writing (i) one or more performance goals that must be attained in order for a Program participant to receive an award for such year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the award if the applicable performance goals are attained. The Compensation Committee also may establish additional terms and conditions for the receipt of an award.

        Performance Goals; Business Criteria.    See Performance Goals; Business Criteria above.

        Certification.    Prior to the payment of any awards the Compensation Committee must certify in writing that the applicable performance goals have been attained. No payment under the Program may be made in the absence of such certification.

        Payment of Awards.    An award generally will be paid in cash as soon as practicable after the Compensation Committee has certified the attainment of the applicable performance goals and the amount of such award has been finally determined. As a further condition of the payment of a Program participant's award for a particular calendar year, such participant must be employed on the last day of such calendar year. The Compensation Committee may provide, as a further condition of the payment of an award for a particular calendar year, that such participant must be employed by the Company or its subsidiaries on the date of the certification or on any other date subsequent to the last day of such calendar year.

        Maximum Amount.    See Maximum Amount of Compensation above.

        Discretionary Awards.    The attainment or failure to attain performance goals under the Program will not preclude the payment of compensation, including discretionary payments, to a participant under any other plan, program, agreement, or arrangement of the Company, whether now existing or established at a later time, although such other payments may not qualify as performance-based compensation for purposes of a tax deduction by the Company. The Company reserves the right to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Program participants.

        Adjustments.    The Compensation Committee must adjust a performance goal for a calendar year if, after such performance goal has been established, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal. Such an adjustment would have the purpose of making such performance goal as so adjusted comparable to what the original performance goal would have been if the Compensation Committee had taken such subsequent event into account when it originally established such performance goal.

        Amendment or Termination.    The Board from time to time may amend, suspend, or terminate the Program in whole or in part. However, no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval under Section 162(m) of the Code may be made until the Company has obtained such stockholder approval.

New Plan Benefits

        The amount of awards payable under the Program to any participant is not determinable. For information regarding awards granted to our named executive officers during 2010 under the Program, see the Grants of Plan-Based Awards table on page 35.

PROPOSAL 5

APPROVAL OF THE
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

        We are asking stockholders to approve the amended and restated CSG Systems International, Inc. 2005 Stock Incentive Plan, including an increase in the number of shares authorized for issuance. In March 2011, our Board approved the amended and restated 2005 Stock Incentive Plan (the "2005 Plan"), subject to stockholder approval. The 2005 Plan includes the following material changes:

  •
  An increase in the maximum number of shares that may be issued by 3,400,000 shares, from 12,400,000 shares to 15,800,000 shares, representing approximately 10% of the shares of our common stock outstanding as of January 31, 2011. The increased number of shares will enable us to continue to grant long term equity awards to our officers, other key employees and non-employee directors.

  •
  The addition of restricted stock units, or RSUs, as a type of award that may be granted under the 2005 Plan, which provides greater flexibility to our Compensation Committee in determining appropriate awards.

  •
  Revisions to the material terms of performance goals approved by our stockholders in 2007 for performance-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

  •
  To extend the duration of the 2005 Plan to December 31, 2020.

Purpose of the 2005 Plan

        The purpose of the 2005 Plan is to foster and promote the long term financial success of the Company and its subsidiaries and thereby increase stockholder value. The 2005 Plan is designed to provide incentives to officers and key employees who are likely to be responsible for achieving long term financial success of the Company and to attract and compensate knowledgeable and experienced non-employee directors to assist in the achievement of the Company's long term financial success.

Background

        On May 27, 2005, our stockholders approved the CSG Systems International, Inc. 2005 Stock Incentive Plan, which replaced the 1996 Stock Incentive Plan. On May 25, 2007, our stockholders approved the material terms of performance goals to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code limits the deduction a corporation may claim for compensation paid to its chief executive officer and certain other named executive officers. Generally, compensation paid to covered employees in excess of $1 million is not deductible. On August 14, 2007, the Board approved the amendment of the 2005 Stock Incentive Plan for compliance with Section 409A of the Code.

        On November 30, 2010, we acquired Intec Telecom Systems plc, or Intec, a U.K. based leader in providing wholesale billing, retail billing and mediation solutions in the communications industry through software delivery and managed services models. As a result of the acquisition, our newly combined entity now forms the second largest Business Systems Solution provider in the world, with over 3,500 employees in 24 countries and over 1,000 clients worldwide. If stockholder approval is not obtained, then the amended and restated 2005 Plan will not be implemented, and the 2005 Plan will continue in effect pursuant to its terms before the amendment and restatement. The proposed changes to the 2005 Plan will allow the Company to continue to deliver this valuable benefit to our eligible employees and fulfill the intended purpose of the 2005 Plan.

        Shares Issuable.    A total of 12,400,000 shares were approved by our stockholders on May 27, 2005 for issuance under the 2005 Plan. We propose increasing the number of shares by 3,400,000 shares, for a total of 15,800,000 shares reserved for issuance under the 2005 Plan. A total of 5,367,278 shares remained available for issuance under the 2005 Plan as of January 31, 2011, and this will increase the number of shares available under the 2005 Plan to 8,767,278, or 26% of our common stock outstanding as of January 31, 2011. The closing price of a share of our common stock on the NASDAQ Stock Market on March 1, 2011, was $19.23 per share.

        Share Counting.    Shares awarded as a stock bonus award, restricted stock award, restricted stock unit award (subject to approval of this Proposal) or performance unit award ("Full Value" awards) count as two shares for every one share granted or issued in payment of the award (2:1).

        Types of Awards.    The 2005 Plan authorizes the grant of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards, (vi) restricted stock unit awards (subject to approval of this Proposal), and (vii) stock bonus awards.

        Eligibility.    Officers and other key employees of the Company or any subsidiary and non-employee directors of the Company are eligible to participate in the 2005 Plan.

        Duration.    Awards may not be granted under the 2005 Plan after December 31, 2020 (subject to approval of this Proposal).

Key Features of the 2005 Plan Aligned with Good Corporate Governance Practices

  •
  We regularly monitor the burn rate of our equity compensation plans. Based on calculations by ISS Corporate Services, our average burn rate over the past 3 years (2008-2010) for the 2005 Plan is 6.22%.

  •
  No more than an aggregate of 600,000 shares may be awarded to any one person in any calendar year. For any covered employee (as determined under Section 162(m) of the Code), the maximum number of shares that may be awarded as a Full Value award in any calendar year is 300,000 shares.

  •
  Full Value awards count two shares for every one share (2:1) granted or issued in payment of the award.

  •
  Shares retained by the Company for payment of an option exercise price or withheld to satisfy tax withholding or repurchased by the Company are not available again for grant under the 2005 Plan.

  •
  The full number of shares covered by a stock appreciation right, or SAR, settled in shares reduces the number of shares available for issuance. However, shares covered by a SAR settled entirely in cash are again available for issuance.

  •
  Stock options and SARs may not be repriced without prior approval by our stockholders.

  •
  Stock options and SARs may not be granted with an exercise price below fair market value.

  •
  Stock options and SARs may not be granted with a term longer than 10 years.

The Board Recommends a Vote
FOR Approval of the
Amended and Restated 2005 Stock Incentive Plan,
including the material terms of the performance goals thereunder.

Summary of the 2005 Plan

        The following summary of material terms of our Amended and Restated 2005 Stock Incentive Plan, does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the 2005 Plan, which appears as Appendix B to this proxy statement.

        Types of Awards.    The 2005 Plan authorizes the grant of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards, (vi) restricted stock unit awards and (vii) stock bonus awards.

        Eligibility.    Officers and other key employees of the Company or any subsidiary and non-employee directors of the Company are eligible to receive awards under the 2005 Plan.

        Stock Subject to the Plan.    A total of 15,800,000 shares of common stock may be issued under the 2005 Plan, which may be authorized and unissued shares or treasury shares. The aggregate number of shares subject to or issuable in payment of a grant or award to any one person in any calendar year may not exceed 600,000 shares. The maximum number of shares that may be granted subject to options is 15,800,000 shares.

        Share Counting.    Shares awarded as a stock bonus award, restricted stock award, restricted stock unit award, or performance unit award will be counted against the maximum number of shares of common stock which may be issued under the 2005 Plan or to any one person in any calendar year as two shares for every one share granted or issued in payment of such award or by reference to which such award is valued.

  •
  If a stock appreciation right, or SAR, is exercised and the Company pays the award in whole or in part in shares of common stock, then the number of shares reserved for issuance under the 2005 Plan will be reduced by the gross number of shares covered by the SAR as to which such exercise occurs. If a SAR is exercised and the Company pays the award entirely in cash, then the shares covered by the SAR as to which such exercise occurs will again be available for the grant of awards and options.

  •
  Shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company.

  •
  Shares of Common Stock retained by the Company in full or partial payment of an option exercise price or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement shall not be available again for the grant of awards or options under the Plan.

        Adjustments.    If there is a stock dividend, stock split or other relevant change in the outstanding shares of common stock, then the Committee will make appropriate adjustments in (a) the aggregate number of shares of common stock (i) reserved for issuance, (ii) for which grants or awards may be made to an individual and (iii) covered by outstanding awards or grants, (b) the exercise or other applicable price relating to outstanding awards or grants and (c) the appropriate fair market value and other price determinations relevant to outstanding awards or grants.

        Transferability.    No award or grant may be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards or grants other than incentive stock options, pursuant to a qualified domestic relations order.

        Administration.    The Board has delegated authority to the Compensation Committee to administer the 2005 Plan. The Committee has authority to interpret the 2005 Plan, to select the officers and other key employees and the non-employee directors to whom awards or options will be granted, to determine whether and to what extent awards and options will be granted, to determine the types of awards and options to be granted and the amount, size, terms and conditions of each award or grant and to make other relevant determinations and administrative decisions as provided in the 2005 Plan. In general, all decisions and determinations made by the Committee are final and binding on all persons. The Committee may, in its discretion, vary the provisions of the 2005 Plan (with certain exceptions) and establish sub-plans in connection with grants to employees in non-U.S. jurisdictions. The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers and authorities under the 2005 Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options, and make grants of awards or options under the 2005 Plan to, officers and other key employees of the Company or any subsidiary who are subject to Section 16 of the Securities Exchange Act of 1934 at the time of such selection or the making of such a grant and non-employee directors of the Company.

        Stock Options.    The Committee may grant incentive stock options under the Code (other than to non-employee directors) and non-qualified stock options. The option price per share may not be less than the fair market value of the common stock on the date of the grant. The Committee will fix the term of each option at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an option becomes exercisable and may accelerate previously established exercise rights. The Committee may permit payment of the option exercise price in cash or in shares of common stock valued at their fair market value on the exercise date. The Committee also may permit the exercise price to be paid by the optionee's delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price.

        If an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if the Committee determines (i) that the optionee's employment was terminated for cause or (ii) that the optionee has engaged or may engage in employment or activities competitive with the Company or a subsidiary or contrary to the best interests of the Company or a subsidiary. If an optionee's employment terminates by reason of disability, then the optionee's options generally will be exercisable for six months after the termination to the extent that the exercise was permitted prior to the termination (but not after the expiration date of the option). If an optionee dies while in the employ of the Company or a subsidiary, then the optionee's options generally will be exercisable by the optionee's personal representative or other successor for 12 months after the date of death to the extent that the exercise was permitted prior to the optionee's death (but not after the expiration date of the option). The Committee may specify other option exercise periods (which may not extend for more than 10 years after the option grant date). The provisions of the 2005 Plan described in this paragraph do not apply to non-employee directors of the Company.

        If an optionee who is a non-employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in this paragraph or death, then the optionee generally may exercise an option (to the extent that it was exercisable at the time the optionee ceased to be a director of the Company) for a period of three months after such time (but not after the expiration date of the option). If an optionee who is a non-employee director of the Company ceases to be a director of the Company (other than by reason of death) and at such time is at least age 65 with ten or more years of service as a non-employee director or is at least age 70 with five or more years of service as a non-employee director, then each outstanding but unexercised option then held by such optionee generally will continue to be or become exercisable for five years or, if sooner, until the expiration of the option. If an optionee who is a non-employee director dies, then each outstanding but unexercised option which had been held by the optionee for at least 12 months at the time of the optionee's death will become exercisable in full (if not already exercisable) upon the optionee's death; and all options which are or become exercisable at the time of the optionee's death may be exercised by the optionee's estate or its beneficiaries until the earlier of three years after the optionee's death or the expiration of the option. At the time of the granting of an option to a non-employee director, the Committee may make provisions for the exercise of the option if the optionee ceases to be a director of the Company which are different than those described above in this paragraph.

        Stock Appreciation Rights.    The Committee may grant stock appreciation rights (SARs) which entitle the grantee to receive, upon the exercise of a SAR, an award equal to all or a portion of the excess of (i) the fair market value of a specified number of shares of common stock at the time of the exercise over (ii) a specified price not less than the fair market value of the common stock at the time the SAR was granted. A SAR may be granted independently of or in connection with a stock option grant. Upon the exercise of a SAR, the applicable award may be paid in cash or in shares of common stock (or a combination thereof) as the Committee may determine. The Committee will fix the term of a SAR at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when a SAR becomes exercisable and may accelerate previously established exercise rights.

        The provisions of the 2005 Plan relating to the exercisability of SARs upon the termination of a grantee's employment or service as a director are similar to those discussed above in connection with stock options.

        Performance Unit Awards.    The Committee may grant performance unit awards (other than to non-employee directors) which entitle the grantees to receive future payments based upon and subject to the achievement of preestablished long term performance targets. In connection with such awards, the Committee is required to establish (i) performance periods of not less than two nor more than five years, (ii) the value of each performance unit and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events or changes in circumstances, but such adjustments may not increase the payment due upon attainment of the previously established performance targets. Performance unit awards, to the extent earned, may be paid in cash or shares of common stock (or a combination thereof) as the Committee may determine.

        If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the 2005 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned under the applicable performance targets) to the grantee or the grantee's legal representative.

        Restricted Stock Awards.    The Committee may grant restricted stock awards consisting of shares of common stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions established by the Committee. The Committee must determine the restriction period applicable to a restricted stock award and the amount, form and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. The Committee in its discretion may provide for the lapse in installments of the restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

        If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

        Restricted Stock Unit Awards.    The Committee may grant restricted stock unit awards, which represent a right to receive shares of the Company's common stock at a future date determined in accordance with the terms and conditions established by the Committee. There is no purchase or exercise price associated with the restricted stock units or the shares issued in settlement of the award. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to time-based or other vesting conditions. Grantees have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle holders to receive dividend equivalents, which are rights to receive additional restricted stock units based on the value of any cash dividends paid by the Company.

        If the employment of a grantee of a restricted stock unit award terminates for any reason before some or all of the restricted stock units vest, then the grantee forfeits any unvested restricted stock units upon termination of employment. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

        Stock Bonus Awards.    The Committee may grant a stock bonus award (other than to non-employee directors) based upon the performance of the Company, a subsidiary or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of common stock which are the subject of a stock bonus award.

        Amendment and Termination.    Unless the 2005 Plan is sooner terminated by the Board, it will terminate for purposes of further grants on December 31, 2020. Awards or options outstanding at the time of the termination will remain in effect in accordance with their terms. The Board may amend the 2005 Plan at any time; however, stockholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, Section 162(m) of the Code, Section 422 of the Code or any regulation issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the common stock are listed or traded.

        No Repricing.    Without stockholder approval, the Committee may not reduce the exercise price of an outstanding option or SAR or cancel or amend an outstanding option or SAR for the purpose of repricing, replacing or regranting such option or SAR with an exercise price which is lower than the original exercise price of such option or SAR. Additional information with respect to the matters discussed in this paragraph appears in the Company's 2005 Plan attached as Appendix B, paragraph 22 beginning on page B-14 of this proxy statement.

        Tax Withholding.    The Company's obligation to deliver shares of common stock or make cash payments under the 2005 Plan is subject to applicable tax withholding requirements; in the discretion of the Committee, required tax withholding amounts may be paid by the grantee in cash or shares of common stock having a fair market value equal to the required tax withholding amount.

Performance Goals—Section 162(m)

        The Committee may grant awards subject to the fulfillment of conditions and the attainment of performance goals over such periods as the Committee determines and sets forth in a written agreement between the Company and the grantee. The Committee may grant awards that may or may not be intended to satisfy the requirements for qualified performance-based compensation under Section 162(m).

        To the extent the award is intended to qualify as performance-based compensation for purposes of Section 162(m), the award must be paid solely on account of the attainment of one or more performance goals established by a compensation Committee comprised solely of two or more "outside directors"; and, before any payment of such compensation occurs, such Committee must certify that the applicable performance goals and any other material terms of the award have been satisfied. Currently, all of the five members of our Compensation Committee are "outside directors" for purposes of Section 162(m).

        The limitations of Section 162(m) apply to compensation paid to a covered employee. For purposes of Section 162(m), a covered employee generally includes an individual who on the last day of the Company's taxable year is the chief executive officer or among the three highest compensated officers (other than the chief executive officer and the chief financial officer). The following material terms shall apply to awards intended to qualify as performance-based awards:

        Class of Employees.    The class of employees eligible to receive qualifying performance-based awards is all officers and other employees of the Company or any subsidiary who are eligible to receive awards under the 2005 Plan.

        Maximum Amount of Compensation.    The aggregate number of shares subject to or issuable in payment of an option or an SAR to any covered employee in any calendar year may not exceed 600,000 shares, subject to adjustment for changes in capitalization. The maximum number of shares that may be granted to any covered employee as a stock bonus award, restricted stock award, restricted stock unit award or performance unit award in any calendar year is 300,000 shares, subject to adjustment for changes in capitalization.

        Business Criteria.    The Compensation Committee will pre-establish objective performance goals for awards intended to qualify awards as performance-based compensation. The performance goals will be based on one or more of the following business criteria, which may be based on one or more measures prepared in accordance with GAAP (as applicable), or by applying certain adjustments to the GAAP measure(s) that the Compensation Committee believes are appropriate to better measure the business performance of the Company(1):

•	Revenue	•	Operating Income
•	Net Income	•	Earnings Per Share (EPS)
•	Earnings Before Interest, Taxes, Depreciation,	•	Return on Investment (ROI)
	and Amortization (EBITDA)	•	Stock Price
•	Cash Flow	•	Free Cash Flow
•	Revenue Growth	•	Earnings Growth
•	Relative Performance Measures of a Peer Group(2)

(1)
Performance goals may be particular to an individual Program participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole.

(2)
May include: published indices such as the Russell 3000 or S&P 500, peer group companies named in the Compensation Discussion and Analysis or other custom peer group.

        In appropriate circumstances and to the extent provided in the award agreement and subject to the requirements of Section 162(m), the Compensation Committee may provide for the adjustment of a performance goal if, after such performance goal has been established, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense, and such subsequent event has a materially positive or negative effect on the attainment of such performance goal. Such an adjustment would have the purpose of making such performance goal as so adjusted comparable to what the original performance goal would have been if the Compensation Committee had taken such subsequent event into account when it originally established such performance goal.

        Prior to and as a condition of the payment or vesting of any performance-based award granted to a covered employee, the Compensation Committee must certify in writing that the performance goal and any other material terms applicable to the award have been attained.

        Performance-based awards may relate to a single calendar year or may provide for payment or vesting in installments over a multi-year period with separate performance goals for separate calendar years or for other portions of such multi-year period. The terms and conditions of each performance-based award will be set forth in an agreement with the grantee. Such agreement will contain the method, in terms of an objective formula or standard, for determining the number of shares of common stock, if any, that will be paid to or vest for a "covered employee" if the applicable performance goals are attained.

Tax Consequences

        The following brief description of certain U.S. federal income tax consequences is based upon present federal income tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax consequences of the 2005 Plan. Different rules may apply to participants who are not subject to U.S. federal income tax.

        Incentive Stock Options.    The grant of an incentive stock option under the 2005 Plan will not result in taxable income to the grantee or a tax deduction for the Company. If the grantee holds the shares purchased upon the exercise of an incentive stock option for at least one year after the purchase of the shares and until at least two years after the option was granted, then the grantee's sale of the shares will result in a long term capital gain or loss, and the Company will not be entitled to any tax deduction. If the grantee sells or otherwise transfers the shares before such holding periods have elapsed, then the grantee generally will recognize ordinary income and the Company generally would be entitled to a tax deduction in an amount equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price or (ii) the amount realized upon the disposition minus the option price. Any gain in excess of such ordinary income portion would be taxable as long term or short term capital gain depending upon the grantee's holding period for the shares. The excess of the fair market value of the shares received on the option exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

        Non-Qualified Stock Options.    The grant of a non-qualified stock option under the 2005 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of a non-qualified stock option, the grantee will be taxed at ordinary income rates on the excess of the fair market value of the shares received over the option exercise price, and the Company generally will be entitled to a tax deduction in the same amount. The exercise price of the non-qualified stock option plus the amount included in the grantee's income as a result of the option exercise will be treated as the grantee's basis in the shares received, and any gain or loss on the subsequent sale of the shares will be treated as long term or short term capital gain or loss depending upon the grantee's holding period for the shares. The grantee's sale of shares acquired upon the exercise of a non-qualified stock option will have no tax consequences to the Company.

        Stock Appreciation Rights, Performance Unit Awards and Restricted Stock Unit Awards.    The grant of a SAR, a performance unit award or a restricted stock unit under the 2005 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of a SAR or the receipt of cash or shares of common stock upon the payment of a performance unit award or restricted stock unit award, the grantee will recognize ordinary income, and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of the shares plus any cash received.

        Restricted Stock Awards.    The grant of a restricted stock award will generally not result in taxable income for the grantee or a tax deduction for the Company, provided the shares are subject to a substantial risk of forfeiture and restrictions on transfer. However, the grantee may elect under Section 83(b) of the Code within 30 days after the date of grant to recognize ordinary income on the date of grant equal to the excess of the fair market of the shares on the date of the grant, over the amount paid, if any. If the grantee does not make an Section 83(b) election, then, when the restrictions lapse, the grantee will recognize ordinary income equal to the fair market value of the shares over the amount paid, if any. If and when the grantee recognizes ordinary income with respect to the shares, the Company generally will be entitled to a tax deduction in the same amount. The amount paid by the grantee for restricted shares plus any amount recognized by the grantee as ordinary income will be treated as the grantee's basis in the shares; when the grantee sells the shares covered by a restricted share award following the lapse or other termination of the restrictions, any gain or loss on such sale will be treated as long term or short term capital gain or loss depending upon the grantee's holding period. Any dividends paid to the grantee of restricted shares while the shares are still subject to the restrictions would be treated as compensation for federal income tax purposes.

        Stock Bonus Awards.    When a stock bonus award is paid to a grantee by the delivery of shares of common stock, the grantee will recognize ordinary income and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of such shares at the time of such delivery. If, however, such shares are subject to any restrictions which create a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

New Plan Benefits

        The award amounts that may be received by any participant is not determinable. For information regarding awards granted to our named executive officers during 2010 under the 2005 Plan, see the Grants of Plan-Based Awards table on page 35 and for awards granted to our non-employee directors during 2010 see the Director Compensation table on page 11. As of March 1, 2011, the classes of eligible persons and approximate number of individuals in each class are as follows: 9 non-employee directors and approximately 3,500 employees, are eligible for participation when selected by the Compensation Committee.

PROPOSAL 6

APPROVAL OF THE
SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

        We are asking stockholders to approve an amendment and restatement of the CSG Systems International, Inc. 1996 Employee Stock Purchase Plan (the "ESPP") primarily to increase the number of shares of our common stock available for purchase by 750,000 shares. Other changes include flexibility to determine the duration of offering periods and the ability to adopt sub-plans to accommodate the specific requirements of local law for our employees outside of the United States.

Purpose of the Second Amended and Restated 1996 Employee Stock Purchase Plan

        The purpose of the ESPP is to provide eligible employees of the Company and our subsidiaries with a program for the regular purchase of our common stock from the Company through periodic payroll deductions. The ESPP gives participating employees a convenient and cost-effective means of acquiring a proprietary interest in the Company. Under the ESPP, employees acquire our common stock at a 15% discount from the market price as determined on each purchase date. Our executive officers are not eligible to participate in the ESPP.

Background

        The ESPP previously authorized the sale of 458,043 shares of our common stock (adjusted to reflect the effect of a 2-for-1 stock split in the form of a 100% stock dividend on March 5, 1999). In 2004, our stockholders approved an increase in the number of shares available for purchase by 500,000 shares to 958,043 shares. On November 19, 2009, our Board approved the amendment and restatement of the ESPP to comply with tax law changes and to make other administrative changes.

        On November 30, 2010, we acquired Intec Telecom Systems plc, or Intec, a U.K. based leader in providing wholesale billing, retail billing and mediation solutions in the communications industry through software delivery and managed services models. As a result of the acquisition, our new combined entity now forms the second largest Business Systems Solution provider in the world, with over 3,500 employees in 24 countries and over 1,000 clients worldwide.

        Employee participation in our ESPP has increased every year since inception of the plan. Currently, 25% of our employees make regular contributions and purchases through the plan. The average aggregate number of shares purchased each month during 2010 by all participants in the ESPP was 5,883. Since its inception in 1996 through January 31, 2011, a total of 888,873 shares of common stock had been purchased under the ESPP by eligible employees, leaving 69,170 shares available for subsequent purchases. If the ESPP is approved, the number of shares available for purchase under the ESPP will increase by 750,000 to 819,170 shares, which represents approximately 2.4% of our total common stock outstanding as of January 31, 2011. If stockholder approval is not obtained, then the amendment and restatement of the ESPP will not be implemented, and the ESPP will continue in effect pursuant to its terms before the amendment and restatement. Approval of the ESPP will ensure that sufficient shares are available for purchase by our employees for the next several years.

The Board Recommends a Vote
FOR Approval of the
1996 Employee Stock Purchase Plan, as amended and restated

Summary of the ESPP

        The following summary of material terms of our Second Amended and Restated 1996 Employee Stock Purchase Plan, does not purport to be complete and is subject to and qualified in its entirety by the actual terms of the plan, which appears as Appendix C to this proxy statement.

        Participation.    Full-time and part-time employees of the Company and our designated subsidiaries (other than temporary employees) are eligible to participate in the ESPP on a voluntary basis. However, employees of the Company who have been designated by the Board as executive officers of the Company or are otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 are not eligible to participate in the ESPP. As of April 1, 2011, pending approval of the amended and restated ESPP, approximately 3,500 employees of the Company and our designated subsidiaries may become eligible to participate in the ESPP.

        Payroll Deductions.    The ESPP provides eligible employees who elect to participate the opportunity to purchase shares of our common stock through periodic payroll deductions. If a participant is paid on a biweekly schedule, the minimum payroll deduction for the purchase of shares is $10 and the maximum payroll deduction is $500 per pay period (in U.S. dollars or the approximate equivalent for non-U.S. currency). Proportionate adjustments are made in such amounts for payroll periods other than biweekly. An employee may change the amount of his or her payroll deduction and may cease to participate in the ESPP at any time. If an employee ceases to be eligible to participate in the ESPP, then such employee may no longer purchase shares through the ESPP.

        Administration.    The chief executive officer of the Company (or his or her delegate) generally has the authority to administer the ESPP. The ESPP includes flexibility to determine the duration of offering periods and the ability to adopt sub-plans to accommodate the specific requirements of local law for our employees outside of the United States. The Company has delegated certain authority to administer the operations of the ESPP to a third-party administrator, an independent agent of the Company. The Company bears the expenses of administering the ESPP, but participants bear any expenses which the agent incurs in selling shares held in their ESPP accounts.

        Issuance of Shares.    On the last business day of each purchase period, the Company notifies the agent of the aggregate amount withheld for each participant during that purchase period and instructs the transfer agent for the common stock to issue to the agent that number of full shares which is equal to the aggregate amount withheld for all participants during such period divided by an amount equal to 85% of the last sale price of the common stock on the NASDAQ Stock Market on the last trading day of such period. The agent then allocates such shares proportionately to the accounts of those participants whose payroll deductions provided the funds for such period's purchase. Upon the request of a participant, the agent will sell any or all of the shares then credited to such participant's ESPP account and will remit the net proceeds of such sale to such participant. Participants have the right to vote the shares held for them in their ESPP accounts.

        Amendment and Termination.    The Board may terminate the ESPP as of the end of any purchase period and may amend the ESPP at any time. If the Board changes the discount from the market price of our common stock at which shares are to be purchased under the ESPP, then the Company will not implement such change until participants have been notified of such change and given a reasonable opportunity to cease participation in the ESPP.

Tax Consequences

        The following paragraphs describe certain U.S. federal income tax consequences of the ESPP. Different rules may apply to participants who are not subject to U.S. federal income tax.

        To the extent required by applicable laws and regulations, the employer of a participant will withhold from such participant's wages any taxes or other amounts required to be withheld by reason of the purchase of shares under the ESPP at a price less than the current market price at the time of the purchase.

        As shares of common stock purchased under the ESPP are allocated to the account of a participant each offering period, the participant will include in his or her gross income the difference between the fair market value of the common stock so allocated and the payroll deductions elected by such participant for that month. Such difference (the "spread") will be taxable to the participant as current compensation income.

        When a participant sells shares of common stock acquired under the ESPP, the difference between the sale price of such shares and the participant's income tax basis in such shares will constitute long term or short term capital gain or loss, depending upon the sale price and the participant's holding period for the shares sold. A participant's income tax basis for shares acquired under the ESPP generally will be the sum of the payroll deductions applied to the purchase of such shares and the amount of taxable income realized by the participant upon such purchase.

        A participant's employer generally will be entitled to a U.S. federal income tax deduction in the same amount as the participant is required to recognize for U.S. federal income tax purposes (i.e., the spread) and at the same time as such recognition occurs (i.e., at the time the shares of common stock are acquired for the participant's account).

New Plan Benefits

        Because (i) participation in the ESPP is voluntary on the part of eligible employees, (ii) participants in their discretion may change the dollar amounts of their purchases from time to time and may cease to participate in the ESPP at any time and (iii) the purchase prices under the ESPP are based on the market value of the common stock at the times of the purchases, the Company is not able to state the number of shares of common stock that any participant in the ESPP will purchase, the purchase prices for such shares or the dollar amount of the purchase price discount that any participant will receive. The closing price of our common stock on the NASDAQ Stock Market on March 1, 2011, was $19.23 per share.

EQUITY COMPENSATION PLANS

        The following table summarizes certain information about our equity compensation plans as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	120,533	$32.45	5,461,763
Equity compensation plan not approved by security holders	48,067	25.25	952

Total	168,600	$30.40	5,462,715

Of the total number of securities remaining available for future issuance, 5,387,230 shares can be used for various types of stock-based awards, as specified in the 2005 Plan, with the remaining 75,485 shares to be used for our employee stock purchase plan. As of December 31, 2010, there were 1,803,971 full value awards outstanding and the weighted average term for outstanding options was 1.11 years. See Note 11 to our Consolidated Financial Statements in our 2010 Annual Report on Form 10-K for additional discussion of our equity compensation plans.

PROPOSAL 7

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of KPMG LLP served as the Company's independent registered public accounting firm for 2010 and has been appointed by the Company's Audit Committee to serve in such capacity for 2011. The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

        The following table sets forth (i) as "Audit Fees" the aggregate fees billed by KPMG LLP for 2010 and 2009 for professional services rendered for audits of the Company's annual consolidated financial statements and reviews of financial statements included in the Company's quarterly reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company's internal control over financial reporting, (ii) as "Audit-Related Fees" the aggregate fees billed by KPMG LLP in 2010 and 2009 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company's financial statements that are not reported under "Audit Fees," and (iii) as "Tax Fees" the aggregate fees billed by KPMG LLP in 2010 and 2009 for federal, state and foreign tax compliance, tax advice and tax planning services:

	2010	2009
Audit Fees	$1,186,580	$713,192
Audit-Related Fees	59,759	—
Tax Fees	7,536	17,514

Total:	$1,253,875	$730,706

        Other than as reported above, no other fees were billed by KPMG LLP for 2010 or 2009.

Pre-Approval Policies and Procedures

        The Charter of the Company's Audit Committee requires the Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company's independent registered public accounting firm. The Audit Committee has delegated to the Chairman of the Committee the authority to perform the Committee's responsibilities with respect to such approvals. The Audit Committee Chairman is required to report to the Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2003, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by the Chairman of the Committee pursuant to the delegated authority referred to above.

        Although the Company's Audit Committee is directly responsible for the appointment of the Company's independent registered public accounting firm, the Board is requesting the Company's stockholders to ratify the Audit Committee's appointment of KPMG LLP to serve in such capacity for 2011 so that the Company will have the benefit of its stockholders' views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2011. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2011 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends that Stockholders
Vote FOR Ratification of the Appointment of KPMG LLP as the
Company's Independent Registered Public Accounting Firm for 2011.

REPORT OF THE AUDIT COMMITTEE

        The following report of the Audit Committee is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A, other than as provided below, or to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent that the Company specifically requests that such information be incorporated by reference or treated as soliciting material.

        The primary purposes of the Audit Committee, as set forth in its Charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and provide oversight of our risk and compliance management programs.

        We have implemented procedures to assure that the Audit Committee performs each of its responsibilities under its Charter. During 2010, and thereafter through the completion of the audit of the Company's financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent registered public accounting firm.

        We reviewed and discussed both with management of the Company and with the Company's independent registered public accounting firm, KPMG LLP, the Company's audited consolidated financial statements for 2010.

        We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T.

        We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

        Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company for 2010 be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors:
Bernard W. Reznicek, Chairman Donald B. Reed Janice I. Obuchowski

RELATED PARTY TRANSACTIONS

        Our Audit Committee Charter, as amended August 14, 2007, requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term "related party transactions" includes all transactions required to be disclosed pursuant to SEC Regulation S-K Item 404. As defined by Item 404, a "related party transaction" is generally any effected or proposed transaction, arrangement or relationship in which:

  (i)
  The Company was or is to be a participant;

  (ii)
  The amount involved exceeds or is expected to exceed $120,000; and

  (iii)
  Any "related person" has an interest.

        "Related person" generally means:

  •
  A director or director nominee of the Company;

  •
  An executive officer of the Company;

  •
  A stockholder who is known to be the beneficial owner of more than 5% of our common stock; or

  •
  Any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household.

  •
  Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

        Since the beginning of January 1, 2010, there were no transactions, and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of Regulation S-K, other than as described in this proxy statement.

OTHER MATTERS

        Because no stockholder has given us timely written notice of business not discussed in this proxy statement which such stockholder intends to bring before the Annual Meeting, under our bylaws, no stockholder may properly bring any other business before the Annual Meeting. As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

 ANNUAL REPORT AND FINANCIAL STATEMENTS

        Our 2010 Annual Report on Form 10-K, including financial statements, has accompanied the mailing of this proxy statement. The Form 10-K does not constitute and should not be considered a part of this proxy solicitation material, except to the extent specifically incorporated herein. We will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of the Form 10-K filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended December 31, 2010. Such written request should be directed to Investor Relations Department of the Company at the address appearing on page 5 of this proxy statement or may submit an oral request to such department at (303) 200-2000.

By Order of the Board of Directors

Joseph T. Ruble Secretary

April 8, 2011

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY.

IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN "STREET NAME", YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

Appendix A

As amended
August 14, 2007

CSG SYSTEMS INTERNATIONAL, INC.
PERFORMANCE BONUS PROGRAM

1.    Purpose.

        The purpose of the CSG Systems International, Inc. Performance Bonus Program (the "Program") is to provide for annual cash bonus awards (a "Bonus Award") under the Program for (i) the persons designated as executive officers of CSG Systems International, Inc. (the "Company") by the Board of Directors of the Company and (ii) any other employee of the Company or its subsidiaries who is or may be a "covered employee" of the Company or its subsidiaries as defined in Section 162(m)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code and Treasury Regulations § 1.162-27. For purposes of the Program, "Participant" means a person referred to in the first sentence of this Section 1. Bonus Awards under the Program shall be paid for services performed by a Participant during a calendar year.

2.    Administration.

        (a)   The Program shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). No member of the Committee shall be eligible to participate in the Program. The Committee at all times shall be comprised of two or more members who are "outside directors" for purposes of Section 162(m)(4)(C)(i) of the Code.

        (b)   The Committee shall have the power and discretionary authority to adopt, amend, and rescind any rules, regulations, and procedures which the Committee deems necessary or appropriate for the operation and administration of the Program and to interpret and rule on any questions relating to any provision of the Program. However, the Committee shall not take any action that would result in the payment of compensation under the Program to any Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code if such payment would not be "performance-based compensation" within the meaning of Section 162(m) of the Code, as reasonably determined by the Committee.

        (c)   The decisions of the Committee (including but not limited to decisions as to whether a Participant is entitled to payment of a Bonus Award in whole or in part or not at all) shall be final, conclusive, and binding on all parties, including the Company and each Participant.

        (d)   The Board from time to time may amend, suspend, or terminate the Program, in whole or in part; provided, that no payment which becomes due under the Program as a result of an amendment of the Program that requires stockholder approval to satisfy the requirements of Section 162(m) of the Code shall be made until the Company has obtained such stockholder approval.

3.    Performance Goals.

        (a)   Not later than ninety (90) days after the beginning of each calendar year, the Committee shall establish in writing (i) one or more Performance Goals (as defined in Section 3(c)) that must be attained in order for a Participant to receive a Bonus Award for such calendar year and (ii) the method, in terms of an objective formula or standard, for computing the amount of the Bonus Award to be paid to a Participant if the applicable Performance Goals are attained. Subject to and consistent with the provisions of the preceding sentence, the Committee shall determine the potential Bonus Award which a Participant shall be eligible to receive for a particular calendar year and may establish terms and conditions in addition to (but not in lieu of) the attainment of Performance Goals that a

Participant must satisfy in order to receive such Bonus Award. Actual and potential Bonus Awards and such additional terms and conditions need not be uniform among Participants. The Committee shall have the discretion to revise the amount of a Bonus Award payable to a Participant upon the attainment of Performance Goals solely for the purpose of reducing the amount of or eliminating such Bonus Award. A Participant's level of satisfaction of any additional terms and conditions established by the Committee for such Participant's receipt of a Bonus Award shall be relevant only for the purpose of potentially reducing the amount of or eliminating such Participant's Bonus Award and may not be used to increase such Participant's Bonus Award beyond that which would be payable based solely upon the Company's attainment of applicable Performance Goals.

        (b)   The maximum individual Bonus Award payable to a Participant for any calendar year shall be equal to 200% of the annual base salary of such Participant as of the last day of such calendar year; provided, however, that in no event may a Participant's maximum Bonus Award under the Program for any calendar year exceed $3,000,000 or such lesser amount as is established by the Committee for such calendar year.

        (c)   A "Performance Goal" is an objective performance goal based entirely on one or more of the following business criteria applicable to the Company: net income, adjusted net income, operating income, adjusted operating income, revenue, adjusted revenue, earnings, adjusted earnings, gross margin, return on stockholders' equity, stock price, earnings per share, adjusted earnings per share, and cash flow. Except as provided in Section 3(d), Performance Goals for a calendar year may not be changed once established by the Committee; however, the Committee retains discretion to reduce or eliminate a Participant's Bonus Award as provided in Section 3(a). Performance Goals may be particular to an individual Participant or to a subsidiary or other business unit of the Company or may be based upon the performance of the Company and its subsidiaries as a whole. Performance Goals may vary from Participant to Participant and from calendar year to calendar year.

        (d)   If, after the Committee has established a Performance Goal for a particular calendar year, the Company or any of its subsidiaries (i) acquires or disposes of any assets, business division, subsidiary, or other business operations, (ii) discontinues any business operations, or (iii) incurs any restructuring charge or any item of extraordinary loss or expense (each event in the preceding clauses (i), (ii), and (iii) being referred to as a "Subsequent Event") and such Subsequent Event has a materially positive or negative effect upon the attainment of such Performance Goal as originally established, then the Committee shall adjust such original Performance Goal so that such Performance Goal as adjusted is comparable to what such Performance Goal would have been had the Committee taken such Subsequent Event into account when the Committee originally established such Performance Goal.

        (e)   Notwithstanding any other provision of the Program, the Committee shall have the discretion to pay a Bonus Award to a Participant regardless of the attainment of a Performance Goal in the event of such Participant's death or termination of employment on account of a long-term disability as determined by the Committee.

4.    Communication.

        The Committee promptly shall inform each Participant in writing of the Performance Goals applicable to such Participant for a particular calendar year and (subject to the provisions of the Program) the terms and conditions of such Participant's participation in the Program for such calendar year.

5.    Certification.

        Prior to the payment of any Bonus Award, the Committee shall certify in writing that the applicable Performance Goals have been attained. No payment shall be made under the Program in the absence of such certification; however, the attainment or failure to attain Performance Goals under the Program shall not preclude the payment of compensation, including discretionary payments, to a

Participant under any other plan, program, agreement, or arrangement of the Company or its subsidiaries, whether now existing or established after the adoption of the Program, on the basis of goals or criteria separate from the business criteria set forth in Section 3(c) or pursuant to the terms of such other plan, program, agreement, or arrangement.

6.    Payment of Bonus Awards.

        The Company shall pay the Bonus Awards for a calendar year in cash as soon as practicable after the certification of the attainment of the Performance Goals pursuant to Section 5 and the final determination of the amount of each Bonus Award to be paid; provided, that, so long as such certification and determination have occurred, the Company shall pay the Bonus Awards for a calendar year not later than March 15 of the following calendar year; and provided further, that payment of part or all of any Bonus Award shall be deferred by the Company in accordance with the terms of any separate deferred compensation agreement or arrangement applicable to a Participant. As a further condition of the payment of a Participant's Bonus Award for a particular calendar year, such Participant must be employed by the Company or its subsidiaries on the last day of such calendar year. The Committee may provide, as a further condition of the payment of a Participant's Bonus Award for a particular calendar year, that the Participant must be employed by the Company or its subsidiaries on the date of the Committee's certification of the Company's attainment of the Performance Goals for such calendar year or on any other date subsequent to the last day of such calendar year. Notwithstanding the foregoing, to the extent the payment of the Bonus Award is not subject to any separate deferred compensation agreement, the Bonus Award shall be paid in a cash lump-sum payment made during the calendar year immediately following the calendar year to which the Bonus Award relates (or such other time permitted under Section 409A of the Code).

7.    Effective Date of Program.

        The Program shall be effective January 1, 2007, subject to approval by the holders of a majority of the shares of common stock of the Company present or represented by proxy at the 2007 annual meeting of stockholders of the Company. No payment shall be made under the Program unless the stockholders of the Company have approved the Program as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27 prior to such payment. The Program shall continue until terminated by the Board but shall be resubmitted to stockholders from time to time as required by Section 162(m) of the Code and Treasury Regulations § 1.162-27.

8.    Miscellaneous.

        (a)   Participants in the Program are unsecured general creditors of the Company, with no secured or preferential right to any assets of the Company or any other entity for payment of Bonus Awards under the Program.

        (b)   A Participant shall have no right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable to such Participant under the Program. No part of any amounts payable to a Participant under the Program shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony, or separate maintenance owed by such Participant or any other person or be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

        (c)   The Program does not constitute a contract of employment between the Company or any of its subsidiaries and any Participant and does not entitle any Participant to continued employment with the Company or any of its subsidiaries.

        (d)   The Company and its subsidiaries shall have the right to deduct from all amounts payable to a Participant under the Program any taxes required by law or other amounts authorized by the Participant to be withheld from payments under the Program.

        (e)   The Company and its subsidiaries reserve the right from time to time to establish, implement, and modify compensation plans, programs, agreements, and arrangements other than and in addition to the Program for persons who are Participants in the Program.

        (f)    The Program shall be construed and interpreted according to the laws of the State of Delaware, except as preempted by federal law, and without regard to conflict of law principles.

9.    Section 409A.

        Notwithstanding anything in the Program to the contrary, the Program and Bonus Awards made under the Program are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify a Bonus Award in any manner and delay the payment of any amounts payable pursuant to a Bonus Award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code; provided, that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect a Participant's right with respect to a Bonus Award or to require the consent of such Participant. The Committee shall have the right to make additional changes to Bonus Awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

Appendix B

CSG SYSTEMS INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

        1.    Purpose.    The purpose of the CSG Systems International, Inc. 2005 Stock Incentive Plan (the "Plan") is to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees of the Company and its Subsidiaries who are likely to be responsible for achieving such financial success and by attracting and compensating knowledgeable and experienced non-employee directors of the Company whose services on the Board and its committees can assist such officers and other key employees in the achievement of such financial success.

        2.    Certain Definitions.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

        "Committee" shall have the meaning provided in Section 3 of the Plan.

        "Common Stock" means the Common Stock, $0.01 par value per share, of the Company.

        "Company" means CSG Systems International, Inc., a Delaware corporation.

        "Disability" means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned (or, in the case of a non-employee director of the Company, the services in such capacity which such non-employee director is expected to perform) at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" means, as determined by the Committee, the last sale price of the Common Stock as quoted on the Nasdaq Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on the Nasdaq Stock Market on such day, or, if the Common Stock of the Company is listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on the Nasdaq Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Common Stock on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

        "Incentive Stock Option" means any stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

        "Non-Qualified Stock Option" means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

        "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Performance Unit Award" means an award granted pursuant to Section 8.

        "Plan Year" means the twelve-month period beginning on January 1 and ending on December 31; provided, that the first Plan Year shall be a short Plan Year beginning on the date on which the Plan is approved by the stockholders of the Company and ending on December 31 of the calendar year during which such stockholder approval occurs.

        "Restricted Stock Award" means an award of Common Stock granted pursuant to Section 9.

        "Restricted Stock Unit Award" means an award granted pursuant to Section 10.

        "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

        "Stock Appreciation Right" means an award granted pursuant to Section 7.

        "Stock Bonus Award" means an award of Common Stock granted pursuant to Section 11.

        "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

        "Subsidiary" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or other voting interests are held by the Company or by a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or by a Subsidiary. The plural form of such word is "Subsidiaries".

        3.    Administration.    The Plan shall be administered by a committee composed solely of two or more members of the Board (the "Committee") selected by the Board, each of whom shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code.

        The Committee shall have authority to grant to eligible employees of the Company and its Subsidiaries and to non-employee directors of the Company, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Unit Awards, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Stock Bonus Awards, or (g) any combination of the foregoing; provided, that the Committee may not grant Incentive Stock Options, Performance Unit Awards, or Stock Bonus Awards to non-employee directors of the Company.

        Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees of the Company and its Subsidiaries and the non-employee directors of the Company to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms, and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent, and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        Unless otherwise expressly provided in the Plan or by applicable law, all decisions and determinations made by the Committee in the administration and interpretation of the Plan or with respect to any ambiguous or disputed terms of any award or option shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees of the Company and its Subsidiaries and the non-employee directors of the Company to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers, key employees, and non-employee directors, and the personal representatives and beneficiaries of the estates of such officers, key employees, and non-employee directors.

        The Committee may, in its sole discretion, vary the provisions of the Plan (except the provisions of Sections 4, 13, 14, 21 (other than to require a grantee's consent to an amendment of an outstanding option or award), and 24 of the Plan) in order to conform such provisions to the legal requirements of each non-U.S. jurisdiction where a Subsidiary is located or to better accomplish the purpose of the Plan (including but not limited to the tax treatment of grantees of awards and options) with respect to (i) persons employed in such non-U.S. jurisdictions who are eligible to receive awards and options under the Plan and (ii) non-employee directors of the Company who reside in non-U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub-plans for such purposes; and the Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan or such sub-plans in such non-U.S. jurisdictions. For purposes of clarity, the terms of the Plan which will vary in a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non-U.S. jurisdiction.

        The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, (i) officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant and (ii) non-employee directors of the Company.

        4.    Common Stock Subject to the Plan.    Subject to adjustment pursuant to Section 20, the maximum number of shares of Common Stock which may be issued under the Plan is 15,800,000; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 20. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Shares of Common Stock subject to a Stock Option or a Stock Appreciation Right granted under the Plan shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as one share for each share subject to the Stock Option or the Stock Appreciation Right. Shares awarded under the Plan as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as two shares for each one share granted as or subject to such Award. Subject to adjustment pursuant to Section 20, the aggregate number of shares of Common

Stock subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Unit Awards, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, or (vi) Stock Bonus Awards granted under the Plan in any Plan Year to any individual may not exceed 600,000, with shares awarded under the Plan to such individual as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award being counted against such aggregate number as two shares for each one share granted as or subject to such Award. Except as otherwise provided in the Plan, any shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest in the grantee of such Award, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company. Shares of Common Stock retained by the Company in full or partial payment of an option exercise price pursuant to Section 6(d)(ii)(B) or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement shall not be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee or a Restricted Stock Unit Award vests in a grantee and the Company pays the award to the grantee entirely in cash, then the shares covered by the Stock Appreciation Right or Restricted Stock Unit Award as to which such exercise or vesting occurs shall be available again for the grant of awards or options under the Plan.

        5.    Eligibility to Receive Awards and Options.    Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or any Subsidiary and to non-employee directors of the Company. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee's determination that such grantee meets one or more of the criteria referred to in the preceding sentence.

        6.    Stock Options.    A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Type of Option.    Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

          (b)    Option Price.    The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

          (c)    Term.    Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

          (d)    Payment for Shares.    The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check, or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee's exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

          (e)    Rights upon Termination of Employment.    In the event that an optionee ceases to be employed either by the Company or by a Subsidiary for any reason other than such optionee's death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee's legal representative) shall have the right to exercise the Stock Option during its term within a period of three months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee's legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that (i) the employment of the optionee with the Company or any Subsidiary has been terminated for cause or (ii) the optionee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the optionee (and the optionee's legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

          In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee's Disability, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, such optionee or such optionee's legal representative shall have the right to exercise such Stock Option during its term within a period of six months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee's death, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, the personal representative of such optionee's estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve months after the date of such optionee's death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          The foregoing provisions of this Section 6(e) shall not be applicable to non-employee directors of the Company.

          (f)    Rights Upon Termination of Service as a Director.    Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in the following paragraph of this Section 6(f) or death, then each outstanding but unexercised Stock Option held by such optionee shall continue to be exercisable only to the extent that it was exercisable at the time that such optionee ceased to be a director of the Company and only until the earlier of (i) three months after such optionee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Option.

          Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the "Retirement Date") is at least age 65 with ten or more years of service as a non-employee director of the Company or is at least age 70 with five or more years of service as a non-employee director of the Company, then each outstanding but unexercised Stock Option held by such optionee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Option.

          Unless the applicable option agreement provides otherwise, if an optionee who is a non-employee director of the Company dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such optionee's death automatically shall become exercisable in full (if not already exercisable) upon such optionee's death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such optionee which was exercisable on the date of such optionee's death may be exercised by the legal representative of such optionee's estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of (i) three years after the date of such optionee's death or (ii) the expiration of the term of such Stock Option.

          The foregoing provisions of this Section 6(f) shall be applicable only to non-employee directors of the Company.

To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

        7.    Stock Appreciation Rights.    Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Award.    A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously granted Stock Option, not less than the Fair Market Value of the Common Stock at the time such Stock Option was granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, in shares of Common Stock (valued at their then Fair Market Value), or in any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option.

          (b)    Term.    Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

          (c)    Rights upon Termination of Employment.    In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee's death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee's legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of three months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee's legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that (i) the employment of the grantee with the Company or any Subsidiary has been terminated for cause or (ii) the grantee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the grantee (and the grantee's legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company's obligations under such Stock Appreciation Right.

          In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee's Disability, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, such grantee or such grantee's legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee's death, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, the personal representative of the grantee's estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve months after the date of such grantee's death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

          The foregoing provisions of this Section 7(c) shall not be applicable to non-employee directors of the Company.

          (d)    Rights Upon Termination of Service as a Director.    Unless the applicable agreement provides otherwise, if a grantee of a Stock Appreciation Right who is a non-employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under circumstances described in the following paragraph of this Section 7(d) or death, then each outstanding but unexercised Stock Appreciation Right held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a director of the Company and only until the earlier of (i) three months after such grantee ceased to be a director of the Company or (ii) the expiration of the term of such Stock Appreciation Right.

          Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non-employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the "Retirement Date") is at least age 65 with ten or more years of service as a director of the Company or is at least age 70 with five or more years of service as a director of the Company, then each outstanding but unexercised Stock Appreciation Right held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of (i) five years after the Retirement Date or (ii) the expiration of the term of such Stock Appreciation Right.

          Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non-employee director of the Company dies, then each outstanding but unexercised Stock Appreciation Right which had been held by such grantee for at least twelve months as of the date of such grantee's death automatically shall become exercisable in full (if not already exercisable) upon such grantee's death. Each outstanding but unexercised Stock Appreciation Right which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Appreciation Right held by such grantee which was exercisable on the date of such grantee's death may be exercised by the legal representative of such grantee's estate or by the beneficiaries of such estate to whom such Stock Appreciation Right is distributed until the earlier of (i) three years after the date of such grantee's death or (ii) the expiration of the term of such Stock Appreciation Right.

          The foregoing provisions of this Section 7(d) shall be applicable only to non-employee directors of the Company.

        8.    Performance Unit Awards.    Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long-term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Performance Period.    The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

          (b)    Unit Value.    The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

          (c)    Performance Targets.    The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

          (d)    Performance Measures.    Performance targets established by the Committee shall relate to corporate, division, subsidiary, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code or, with respect to grantees not subject to Section 162(m) of the Code, such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses, or indexes.

          (e)    Adjustments.    At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company's or another company's financial performance for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that otherwise would be due upon the attainment of such previously established performance targets. Such adjustments shall be made to reflect major unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

          (f)    Payment of Performance Unit Awards.    Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period and shall provide such certification thereof as may be necessary to satisfy the requirements of Section 162(m) of the Code. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, in shares of Common Stock (valued at their then Fair Market Value), or in a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

          (g)    Termination of Employment.    In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

          In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary by reason of such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee's legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

        9.    Restricted Stock Awards.    Restricted Stock Awards shall (i) consist of shares of Common Stock restricted against transfer, (ii) be subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and (iii) be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

          (a)    Restriction Period.    The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

          (b)    Restriction upon Transfer.    Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

          (c)    Payment.    The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

          (d)    Certificates.    Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear substantially the following legend (in addition to any other legends which may be appropriate):

    "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CSG Systems International, Inc. 2005 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and CSG Systems International, Inc. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CSG Systems International, Inc."

  The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire and may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates. The Company also may use a book-entry system of uncertificated shares to administer grants of Restricted Stock Awards and to effect any withholding required by Section 15.

          (e)    Lapse of Restrictions.    Except for preestablished performance objectives established with respect to Restricted Stock Awards to grantees subject to Section 162(m) of the Code, the Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, subject to the provisions of Section 15, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(d), shall be issued to the grantee or the grantee's legal representative automatically in the case of certificated shares or upon the request of the grantee in the case of uncertificated shares. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award except, with respect to grantees subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of such Restricted Stock Award pursuant to Section 162(m) of the Code.

          (f)    Termination of Employment or Service as a Director.    If a grantee of a Restricted Stock Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

        10.    Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall entitle the grantees thereof to receive future payments from the Company either in shares of Common Stock or in cash or in a combination of Common Stock and cash at such time or times and on such terms as the Committee shall approve from time to time. The following provisions shall be applicable to Restricted Stock Unit Awards:

          (a)    Award Agreement.    Each Restricted Stock Unit Award shall be evidenced by an agreement, in a form approved by the Committee, which sets forth the number of Restricted Stock Units covered by such Award, the time or times when such Restricted Stock Units will vest in the grantee, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

          (b)    Payment of Award.    Upon the vesting of a Restricted Stock Unit, the Company shall pay the amount of such Restricted Stock Units to the grantee either (i) in shares of Common Stock on the basis of one share of Common Stock for each vested Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value on the vesting date of one share of Common Stock for each vested Restricted Stock Unit, or (iii) in a combination of cash and shares of Common Stock as the Committee in its discretion shall determine with respect to such Award either in the applicable Award agreement or at the time of the vesting of such Restricted Stock Unit.

          (c)    Termination of Employment or Service as a Director.    If a grantee of a Restricted Stock Unit Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to the unvested portion of such Restricted Stock Unit Award shall terminate immediately. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

          (d)    Performance Objectives.    To the extent the Committee deems necessary or appropriate to protect the Company against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Unit Awards may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Unit Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

        11.    Stock Bonus Awards.    The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group, or unit performance in terms of preestablished objective financial criteria or performance goals or, with respect to participants not subject to Section 162(m) of the Code, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted to reduce or eliminate, but not to increase, a Stock Bonus Award in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

        If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

        12.    General Restrictions.    Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short-swing profit recapture liability under Section 16 of the Exchange Act.

        13.    Single or Multiple Agreements.    Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

        14.    Rights of a Stockholder.    Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee or until uncertificated shares have been credited to an account established for such grantee.

        15.    No Right to Continue Employment or Service as a Director.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is an employee of the Company or any Subsidiary the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such grantee with or without cause. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is a non-employee director of the Company the right to continue to serve as a director of the Company.

        16.    Withholding.    The Company's obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, (iv) deliver shares of Common Stock or pay cash upon the vesting of any Restricted Stock Unit Award, or (v) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state, and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may or must be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable or deliverable upon the exercise, payment or vesting of such Stock Option, Stock Appreciation Right, or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

        17.    Indemnification.    No member of the Board or the Committee, and no officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any award or option granted under the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination or interpretation.

        18.    Non-Assignability.    No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution, or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order. No right or benefit under the Plan shall be liable for the debts, liabilities, or alimony or child support obligations of the person entitled to such right or benefit, either by assignment, attachment, or any other method, and shall not be subject to be taken by the creditors or alimony or child support obligees of the person entitled to such right or benefit by any process whatsoever.

        19.    Nonuniform Determinations.    The Committee's determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount, and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

        20.    Adjustments.    In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split-up, spin-off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants, and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments not inconsistent with the provisions of Section 22 as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

        21.    Terms of Payment.    Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form, and manner of such payment, including but not limited to lump-sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full-recourse, limited-recourse, or non-recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

        22.    Termination and Amendment.    The Board may terminate the Plan or amend the Plan or any provision thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code, or regulations issued under any of such statutory provisions. The termination or any amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee's rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, subject to the provisions of Section 20, no such amendment shall, except as otherwise expressly permitted by the Plan, adversely affect the rights of the grantee of such award or grant without such grantee's consent. Except in connection with a transaction involving the Common Stock (such as but not limited to a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of shares, or exchange of shares), the Committee may not, without stockholder approval, (i) amend the terms of an outstanding Stock Option so as to reduce the exercise price of such Stock Option, (ii) amend the terms of a Stock Appreciation Right so as to reduce the specified stock price applicable to such Stock Appreciation Right at the time of its grant, or (iii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, other awards, Stock Options with an exercise price that is less than the exercise price of the original Stock Option, or Stock Appreciation Rights with a specified stock price that is less than the specified stock price applicable to the original Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 22, stockholder approval of any action referred to in this Section 22 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code, or any regulations issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the Common Stock are listed or traded.

        23.    Severability.    With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards or grants intended to be subject to or governed by Section 162(m) or Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed to be inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

        24.    Effect on Other Plans.    Participation in the Plan shall not affect the eligibility of an employee or a non-employee director of the Company to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

        25.    Term of Plan.    The Plan shall become effective on the date of its approval by the stockholders of the Company and shall terminate for purposes of further grants on the first to occur of (i) December 31, 2020, or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 22. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding under the Plan at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.

        26.    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of Delaware.

        27.    Section 409A.

          (a)    Time and Form of Payment.    Notwithstanding anything contained in the Plan or in an award agreement to the contrary, the time and form of payment of an award that is subject to the limitations imposed by Section 409A of the Code shall be set forth in the applicable award agreement on or before the time at which the grantee of the award obtains a legally binding right to the award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

          (b)    Delay in Payment.    Notwithstanding anything contained in the Plan or an award agreement to the contrary, if the grantee of the award is deemed by the Company at the time of such grantee's "separation from service" with the Company to be a "specified employee" as determined under Section 409A of the Code, any nonqualified deferred compensation to which such grantee is entitled under the Plan in connection with such separation from service shall not be paid or commence payment until the date which is the first business day following the six-month period after such grantee's separation from service (or if earlier, such grantee's death). Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to such grantee under Section 409A of the Code. Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 27 shall be paid to such grantee or such grantee's Beneficiary in a lump-sum payment on the first business day following the expiration of the delay period.

          (c)    Amendments.    Notwithstanding anything in the Plan to the contrary, the Plan and awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the grantee of an award under the Plan, may amend or modify the terms of an award in any manner and delay the payment of any amounts payable pursuant to an award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect the rights of a grantee of an award under the Plan with respect to an award or to require the consent of such grantee. The Committee reserves the right to make additional changes to the Plan and awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

Appendix C

CSG SYSTEMS INTERNATIONAL, INC.
SECOND AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
 GENERAL

        1.1    Purpose of the Plan.    The purpose of the CSG Systems International, Inc. Second Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees of the Company and its Designated Subsidiaries with a program for the regular purchase of Shares from the Company through periodic payroll deductions and dividend reinvestments, thereby giving Participants the opportunity to acquire a proprietary interest in the success of the Company.

        1.2    Definitions.    For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

  (a)
  "Adjusted Price" means an amount equal to eighty-five percent (85%) of the Fair Market Value on the last trading day of the Purchase Period for which an Adjusted Price is being determined.

  (b)
  "Agent" means the independent agent appointed pursuant to Section 1.4.

  (c)
  "Board" means the board of directors of the Company.

  (d)
  "Company" means CSG Systems International, Inc., a Delaware corporation.

  (e)
  "Designated Subsidiary" means a Subsidiary designated by the Board for participation in the Plan.

  (f)
  "Eligible Employee" means a person who is of majority age in his or her domicile state or other applicable jurisdiction and is a full-time or part-time employee of the Company or a Designated Subsidiary, except that a temporary employee and an employee who has been designated by the Board of Directors of the Company as an executive officer of the Company or is otherwise subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 shall not be eligible to participate in the Plan.

  (g)
  "Fair Market Value" means the last sale price of the Shares as quoted on the Nasdaq Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day, or, if the Shares are listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Shares are listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are neither quoted on the Nasdaq Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Shares on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Shares selected for such purpose by the Chief Executive Officer of the Company, or, if none of the foregoing is applicable, the fair market value of the Shares as determined in good faith by the Chief Executive Officer of the Company in his sole discretion.

  (h)
  "Participant" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 2.1.

  (i)
  "Purchase Period" means the period established pursuant to Section 2.2 which determines the times for the issuance of Shares by the Company to the Agent pursuant to Section 2.2

  (j)
  "Shares" means shares of Common Stock, $0.01 par value per share, of the Company.

  (k)
  "Subsidiary" means a corporation or other entity of which not less than 50% of the voting shares or other voting interests are held by the Company or a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or a Subsidiary. The plural form of such word is "Subsidiaries".

        1.3    Effective Date and Term of Plan.    The original effective date of the Plan was September 1, 1996. This second amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company at the 2011 annual meeting of the stockholders of the Company. The Plan shall remain in effect indefinitely, subject to termination by the Board as of the end of any Purchase Period and subject to the provisions of Section 1.5.

        1.4    Appointment and Removal of the Agent.    The Company shall appoint an independent bank, trust company, brokerage firm, or other financial institution or an affiliate thereof to administer the Plan (including but not limited to the establishment of such procedures as reasonably may be necessary to accomplish such administration in a manner consistent with the purposes of the Plan), keep the records of the Plan reflecting the interests of Participants, hold Shares acquired under the Plan on behalf of Participants, and generally act as the agent of Participants in the manner and to the extent provided in the Plan. The Agent may resign at any time by giving written notice of such resignation to the Company at least thirty (30) days prior to the effective date of such resignation. The Company may remove the Agent at any time by giving written notice of such removal to the Agent at least thirty (30) days prior to the effective date of such removal. In the event of the resignation or removal of the Agent, the Company promptly shall appoint a new Agent. The Company shall provide the names and addresses of all Participants to the Agent to facilitate direct communications by the Agent to the Participants.

        1.5    Shares Available Under the Plan.    The maximum number of shares which the Company may issue under the Plan on and after the date of the 2011 annual meeting of stockholders of the Company is the sum of (a) the number of Shares which were available for issuance under the Plan as of the day immediately preceding the date of the 2011 annual meeting of stockholders of the Company, plus (b) 750,000 Shares; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares. In the event of an increase in the number of outstanding Shares by reason of a stock dividend or stock split, the number of Shares then remaining available for issuance under the Plan shall be increased proportionately.

        1.6    Action by the Company.    Unless otherwise expressly provided by the Plan or the Board, whenever an action is required by or permitted to the Company under the Plan and is not expressly required to be taken by the Board, such action shall be taken by the Chief Executive Officer of the Company or his or her delegate.

ARTICLE II
 PLAN PARTICIPATION

        2.1    Enrollment and Payroll Deductions.    Participation in the Plan is voluntary. An Eligible Employee may elect to participate in the Plan by completing the necessary enrollment steps prescribed by the Company to authorize periodic payroll deductions by the Company from such Eligible Employee's wages of the periodic amount specified by such Eligible Employee. Payroll deductions with respect to an Eligible Employee shall commence as soon as administratively practicable after the enrollment and payroll deduction authorization of such Eligible Employee is received and accepted by the Company. If a Participant's wages are paid on a biweekly schedule, then the biweekly payroll deduction amount specified by such Participant in his or her payroll deduction authorization must be a minimum of $10.00 and may not exceed $500.00; in the case of Participants whose compensation is paid in a currency other than United States dollars, the applicable limits shall be the approximate equivalents of such minimum and maximum amounts fixed from time to time by the Company in administratively convenient units of such other currency. If a Participant's wages are paid on a schedule other than biweekly, then the periodic payroll deductions referred to in this Section 2.1 shall be made with respect to such Participant in accordance with such schedule as reflected in such Participant's payroll deduction authorization; and the Company shall proportionately adjust the minimum and maximum permitted payroll deductions applicable to such Participant. A Participant may change his or her periodic payroll deduction amount by completing the necessary steps prescribed by the Company; such change shall be effective as soon as administratively practicable after the change form is received and accepted by the Company. A Participant may cease participation in the Plan as of any payroll date by giving notice of such cessation to the Company in such form as the Company may specify at least fifteen (15) days prior to such payroll date. The Agent shall continue to maintain the Plan account of a Participant who ceases participation in the Plan until such Participant instructs the Agent either to issue the Shares held in such Plan account to such Participant or to sell such Shares and remit the net proceeds of such sale to such Participant as provided in Section 2.5.

        2.2    Purchase Period and Issuance of Shares to Agent.    Unless the Company establishes a different Purchase Period, the Purchase Period shall be each calendar month. The Company may change the Purchase Period from time to time, but in no event shall the Purchase Period be longer than six (6) calendar months. If the Company elects to change the Purchase Period, then the Company will notify each then Participant of such impending change, in writing or electronically, not less than sixty (60) days prior to the effective date of such change. On the last business day of each Purchase Period, the Company shall notify the Agent in written or electronic form of the aggregate United States dollar amount withheld for each Participant during such Purchase Period and shall instruct the transfer agent for the Shares to issue to the Agent (in such form or nominee name as the Agent may direct) as an original issuance of authorized but unissued Shares or as the reissuance of Shares held by the Company as treasury shares (and shall provide such transfer agent with such additional documentation as may be required for such purpose) that number of full Shares which is equal to (a) the aggregate United States dollar amount withheld pursuant to the Plan for all Participants during such Purchase Period divided by (b) the Adjusted Price; any portion of such aggregate dollar amount that is insufficient to purchase a full Share shall be carried over to the next Purchase Period. Upon the issuance or reissuance of such number of full Shares, the amount referred to in clause (a) of the preceding sentence (less any amount carried over to the following Purchase Period) shall be deemed to have been paid to and received by the Company, and shall be appropriately reflected on the books of the Company, as the consideration for such number of newly issued or reissued full Shares. For purposes of determining the United States dollar amount withheld from the wages of Participants whose compensation is paid in a currency other than United States dollars, the amount withheld in such other currency shall be converted to United States dollars on the basis of the applicable exchange rate quoted in The Wall Street Journal or another reliable source for the next-to-the-last business day of the Purchase Period involved.

        2.3    Allocation of Shares Among Participants.    The Agent shall establish and maintain a separate Plan account for each Participant and shall allocate the Shares acquired by the Agent pursuant to Section 2.2 for a particular Purchase Period among the Plan accounts of those Participants whose payroll deductions provided the funds used to acquire such Shares. Such allocation shall be made in the Plan records maintained by the Agent in proportion to the United States dollar amount of funds so provided by each Participant and, if fractional shares are involved, shall be made to three decimal places. Subject to the provisions of Section 2.5, the Agent shall hold in its name or the name of its nominee, for the benefit of all Participants, all shares acquired under the Plan. The Agent shall regularly make available to each Participant, either in written or electronic form, current information with respect to the Participant's Plan account showing acquisitions of Shares, dividends credited, sales or issuances of Shares, any applicable commissions or fees charged to such Participant, and the number of Shares then held.

        2.4    Dividends and Distributions.    Dividends and other distributions by the Company with respect to Shares held by the Agent under the Plan shall be allocated or otherwise dealt with by the Agent as follows:

  (a)
  Cash Dividends.    Cash dividends received by the Agent on Shares allocated to Participants' Plan accounts shall be used by the Agent to acquire additional Shares for such Participants by remitting the aggregate amount of such cash dividends to the Company to be added to the amount applied to the next acquisition of Shares from the Company pursuant to Section 2.2.

  (b)
  Stock Dividends and Stock Splits.    Stock dividends and stock splits shall be credited to Participants having Shares allocated to their Plan accounts to the extent that such stock dividends and stock splits are attributable to such Shares.

  (c)
  Stock Rights.    If the Company makes available to its stockholders generally rights to subscribe to additional Shares or other securities, then such rights accruing on Shares held by the Agent under the Plan shall be sold by the Agent and the net proceeds of such sale shall be applied to the acquisition from the Company of additional Shares for Participants in the same manner as cash dividends are applied.

        2.5    Issuance of Shares to Participant; Sale of Shares for Participant.    Upon the request of a Participant, the Agent will arrange for some or all of the Shares in such Participant's Plan account to be issued to such Participant as promptly as practicable. Upon the issuance of such Shares, such Participant's Plan account will be appropriately debited. Upon the request of a Participant, the Agent will sell for the account of such Participant any or all of the Shares in such Participant's Plan account and shall remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. If a Participant requests that sale proceeds be remitted to such Participant in a currency other than United States dollars, then the requested currency exchange will be made at the prevailing rate for transactions of the size involved as determined in the sole discretion of the Agent or its designee for such purpose, and such Participant will bear all expenses incurred by the Agent in effecting such currency exchange. The Agent shall process transactions involving fractional Shares in such manner as the Agent deems appropriate for the particular transaction. Requests by Participants pursuant to this Section 2.5 may be made in writing or by such electronic or other means as the Agent may provide.

        2.6    Voting Rights.    A Participant will have the right to vote the Shares in his or her Plan account in accordance with the Agent's customary procedures for the voting of shares held in "street name" or other similar types of accounts; however, a Participant is not a stockholder of record of the Company with respect to any Shares held in such Participant's Plan account.

        2.7    Expenses.    The Company will bear all of the expenses of administering the Plan, including but not limited to the Agent's fees and any transfer taxes and expenses of issuing Shares to Participants. However, a Participant will bear any expenses incurred by the Agent in selling Shares held for such Participant under the Plan, including but not limited to applicable brokerage commissions and currency exchange expenses.

        2.8    Termination of Eligibility.    If a Participant ceases to be eligible to participate in the Plan for any reason, including but not limited to the termination of such Participant's employment by the Company or a Designated Subsidiary, then such Participant may no longer participate in the Plan through payroll deductions. If a Participant ceases to be eligible to participate in the Plan for a reason other than such Participant's death, then the Agent shall maintain such Participant's Plan account pending the Agent's receipt of instructions either from the Participant or from the Company as to the issuance or sale of the Shares in such Plan account in accordance with Section 2.5 If a Participant dies, then the Agent shall maintain the deceased Participant's Plan account pending the Agent's receipt of instructions as to the disposition of such Plan account from the duly authorized representative of the deceased Participant's estate.

        2.9    Termination of Plan.    If the Company terminates the Plan, then the Agent shall arrange for the full Shares in a Participant's Plan account to be issued to such Participant as promptly as practicable and shall sell for the account of such Participant any fractional Shares in such Participant's Plan account and remit the proceeds of such sale, net of applicable brokerage commissions (if any), to such Participant as promptly as practicable. However, in its discretion, the Company may provide additional alternatives for the disposition of the Shares in a Participant's Plan account upon the termination of the Plan.

        2.10    Rules for Foreign Jurisdictions.    Notwithstanding any other provisions of the Plan to the contrary, the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, amend or vary the terms of the Plan in order to conform such terms to the tax, employment, securities law, or other requirements of each non-U.S. jurisdiction where a Designated Subsidiary is located or to accomplish the purpose of the Plan with respect to the Eligible Employees employed in such non-U.S. jurisdiction. Each of the Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, where it or he or she deems appropriate in its or his or her sole discretion, establish one or more sub-plans of the Plan for such purposes. The Company and, to the extent permitted under applicable law, the Chief Executive Officer of the Company or his or her delegate may, in its or his or her sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms of the Plan which vary for a particular non-U.S. jurisdiction or the terms of any sub-plan of the Plan for a particular non-U.S. jurisdiction shall be reflected in a written addendum to the Plan or a written sub-plan document for such non-U.S. jurisdiction.

ARTICLE III
 MISCELLANEOUS

        3.1    Interpretation and Administration.    The Chief Executive Officer of the Company or his or her delegate shall have the authority from time to time (a) to establish rules and regulations for the operation of the Plan, (b) to interpret the Plan, (c) to decide any and all questions which may arise in connection with the Plan, and (d) to modify any of the administrative provisions of the Plan to facilitate the proper and efficient administration of the Plan. Any delegate of the Chief Executive Officer of the Company for purposes of the Plan shall not make any discretionary decision which pertains directly to such delegate as a Participant and not to all Participants generally.

        3.2    Nonassignability.    A Participant shall not have any right to sell, assign, transfer, pledge, or otherwise encumber or convey such Participant's Plan account or any interest therein except pursuant to Section 2.5. No Plan account shall be subject to attachment, garnishment, or seizure for the payment of any debts, judgments, alimony, child support, or separate maintenance owed by a Participant nor be transferable by operation of law in the event of a Participant's bankruptcy or insolvency.

        3.3    Employment Rights.    An Eligible Employee's election to participate in the Plan and the Company's acceptance of such Eligible Employee's enrollment in the Plan shall not be deemed to constitute a contract of employment between such Eligible Employee and the Company or any Designated Subsidiary. No provision of the Plan shall be deemed to give any Participant any right (i) to be retained in the employ or other service of the Company or any Designated Subsidiary for any specific length of time, (ii) to interfere with the right of the Company or any Designated Subsidiary to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any Designated Subsidiary, or (iv) to receive any particular compensation from the Company or any Designated Subsidiary.

        3.4    Withholding; Payroll Taxes.    To the extent required by applicable laws and regulations in effect at the time payroll deductions pursuant to the Plan are made from a Participant's wages, the Company or the Designated Subsidiary by whom such Participant's wages are paid shall withhold from the remaining portion of such wages any taxes or other obligations required to be withheld from such wages by federal, state, local, or other laws by reason of such payroll deductions and the purchase of Shares under the Plan for the benefit of such Participant at a price less than Fair Market Value.

        3.5    Transfer Upon Death.    The Plan account of a Participant may be transferred by will or the laws of descent and distribution upon the death of such Participant, but the Company may require any transferee of a deceased Participant's Plan account promptly to elect either the issuance or the sale of all of the Shares in such Plan account pursuant to Section 2.5.

        3.6    Amendment.    The Board may amend the Plan at any time in whole or in part without terminating the Plan; however, no amendment of the Plan shall decrease the number of Shares already credited to the Plan accounts of Participants. If the Board changes the discount from Fair Market Value at which Shares are to be acquired under the Plan, then the Company shall not implement such change until the then Participants have been notified of such change and have been given a reasonable opportunity to cease participation in the Plan.

        3.7    Plan Year.    The plan year shall be the calendar year, except that the first plan year began on September 1, 1996, and ended on December 31, 1996.

        3.8    Securities Law Compliance.    The obligation of the Company to sell and issue Shares pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares and to the satisfaction of any legal preconditions to such issuance or sale.

        3.9    Governing Law.    The provisions of the Plan shall be governed by and construed according to the laws of the State of Delaware.

        3.10    Number and Gender.    Unless the context otherwise requires, for all purposes of the Plan, words in the singular include their plural, words in the plural include their singular, and words of one gender include the other genders.

        3.11    Successors.    The provisions of the plan shall be binding upon and inure to the benefit of the Company, each Participant, and their respective heirs, personal representatives, successors, and permitted assigns (if any).

        3.12    Section Titles.    The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Company.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01B8EC 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4 through 7 and every 3 YRS for Proposal 3. For Against Abstain For For For Against Abstain For Against Abstain 2. Approval of advisory vote on executive compensation. 1. Election of Directors: IMPORTANT ANNUAL MEETING INFORMATION 01 - Ronald H. Cooper 03 - Bernard W. Reznicek 02 - John L. M. Hughes 04 - Donald V. Smith Withhold Withhold 1 Yr 2 Yrs 3 Yrs Abstain 3. Advisory vote on frequency of advisory votes on executive compensation. 4. Approval of performance goals under the Performance Bonus Program. 5. Approval of the Amended and Restated 2005 Stock Incentive Plan. For Against Abstain For Against Abstain 6. Approval of the Second Amended and Restated 1996 Employee Stock Purchase Plan. 7. Ratification of appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for 2011. 1 1 3 9 2 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/csgs • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. C123456789

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Peter E. Kalan and Joseph T. Ruble, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the “Corporation”) standing in the name of the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of CSG Systems, Inc., 2525 North 117th Avenue, Omaha, Nebraska, at 8:00 a.m. (Central Time) on May 17, 2011, and at any adjournments thereof, on the matters set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” EACH OF PROPOSALS 2 AND 4 THROUGH 7, AND FOR A FREQUENCY OF “3 YEARS” ON PROPOSAL 3. The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 17, 2011, the Proxy Statement of the Corporation for such Annual Meeting, and the 2010 Form 10-K of the Corporation. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. (Items to be voted appear on reverse side.) Proxy — CSG Systems International, Inc. C Non-Voting Items Change of Address — Please print new address below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + +